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                                                                   Exhibit 10.24
                                     LEASE

            This Lease (the "Lease") is entered into effective as of the 1st day of July, 1996, between Flatirons Cottonwood, Inc., a Delaware corporation, by LaSalle Advisors Limited, a Delaware limited partnership, as Advisor to Public Employees' Retirement Association of Colorado, the sole shareholder of Flatirons Cottonwood, Inc. ("Landlord"), and the tenant named in Section 1.4 below ("Tenant"). In consideration of the covenants set forth herein, Landlord hereby leases to the Tenant and Tenant hereby hires from Landlord, the premises described in Section 1.7 of this Lease ("Demised Premises") which are located at 2425 55th Street, Boulder, Colorado 80301, upon the conditions set forth below, and it is agreed that each of the terms, covenants, provisions and agreements hereinafter specified shall be a condition.

                                   ARTICLE 1
                         (FUNDAMENTAL LEASE PROVISIONS)


      1.1   Date of Lease:  July 1, 1996.

      1.2   Development Rentable Area:  170,978 square feet.

      1.3   Landlord:  Flatirons Cottonwood, Inc., a Delaware corporation.

      1.4   Tenant:  Xenometrix, Inc., a Delaware corporation

      1.5   Trade Name (if any):  None.

      1.6   Guarantor (if any):  None.

      1.7   Demised Premises:  A portion of Floor One and
            Floor Two as shown hatched in black on the plan attached hereto as Exhibit A and made a part hereof, to be known as Suite 200 in the office building located at 2425 55th Street, Boulder, Colorado (the "Building").

      1.8 Demised Premises Rentable Area: 22,694 square feet; 14,611 square feet on the First Floor and 8,083 square feet on the Second Floor.

      1.9   Lease Term:  73 months, beginning July 1, 1996
            (the "Commencement Date") and ending July 31, 2002.

      1.10 Option(s) to Renew: 2 renewal periods of 3 years each. See Addendum.

      1.11 Minimum Rent: At an annual rate of $226,940, payable in monthly installments of $18,911.67. Minimum Rent to be calculated at $10.00 per rentable square foot of leased space and adjusted as provided in Article 3.


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      1.12  Additional Rent:  Tenant shall pay as Additional
            Rent Tenant's Percentage of all Operating Costs, the cost of any utilities supplied by Landlord to the Demised Premises, and any other amounts owed by Tenant hereunder. The current estimate of Operating Costs for the Project, as of the date hereof, is $3.80 per square foot. Landlord reserves the right to change this estimate at any time.

      1.13 Use of Premises: General office, lab, warehouse, manufacturing, biotechnological research and development, including, without limitation, toxicology reference lab, and any other uses agreed to by Landlord in writing ("Permitted Uses"). Landlord agrees that Tenant may keep at the Demised Premises rats and mice, and any other laboratory animals which the Landlord, in its discretion, has agreed in a writing separate from this Lease may be allowed for use in connection with the activities described in this Section 1.13, provided such animals are housed, handled and disposed of in accordance with applicable federal, state and local laws and regulations, including, without limitation, laws and regulations promulgated by the National Institute of Health, and provided, further, that Flatiron Industrial Park Company, or its successor ("FIPCO"), shall have consented to such laboratory animals.


      1.14  Addresses for Notice:

                To Tenant prior to  Xenometrix, Inc.
                taking occupancy:   2860 Wilderness Place
                                    Boulder, Colorado 80301

                To Tenant after     Xenometrix, Inc.
                taking occupancy:   2425 55th Street, Suite 200
                                    Boulder, Colorado 80301

                To Landlord:        Flatirons Cottonwood, Inc.
                                    c/o Trammell Crow Company
                                    7535 East Hampden Avenue, Suite 650
                                    Denver, Colorado 80231-4845


      1.15  Security Deposit:     $18,911.67

      1.16  Tenant's Percentage:  13.27%


      1.17 The Project: The land, improvements and buildings, including, with out limitation, the Building, known as Flatiron Park West.

      1.18  Broker(s): James C. Fisher


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                                    Colorado Group
                                    3434 47th Street, Suite 220
                                    Boulder, Colorado 80301

                                    Dan Hendrick
                                    Irwin & Hendrick, Ltd.
                                    2299 Pearl Street, Suite 400
                                    Boulder, Colorado 80302

      1.19  Addendum:  This Lease has one (1) Addendum annexed.

                                   ARTICLE 2
                          (LEASE OF DEMISED PREMISES)

      2.1 Lease of Demised Premises Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Demised Premises.

      2.2   Term.  The term of this Lease shall be for the term specified in
Section 1.9 and shall commence on the Commencement Date set forth in Section
1.9.

      2.3 Common Areas. The portions of the Project designated by Landlord from time to time for the common use of all tenants, including, hallways, restrooms, stairs, entrances, sidewalks, parking, loading areas, curbs, landscaping and other improvements, shall constitute the "Common Area." The Common Area of the Building is depicted on the diagram attached as Exhibit A hereto. At least four of the parking spaces adjacent to the entryway to the Demised Premises shall be marked conspicuously with the word "Visitors," in addition to any obligation of Landlord to provide handicapped parking adjacent to such entryway. Landlord shall not unreasonably withhold its consent to construction of additional bicycle racks by Tenant in the Common Area adjacent to the Building to accommodate Tenant's employees who bicycle to work. Any such additional bicycle racks shall be removed and the Common Area restored by Tenant upon termination of the Lease, or, at Landlord's option exercised in accordance with Section 7.3 of the Lease, shall become the property of Landlord. The Common Area shall be operated and maintained in such a manner as Landlord, in its sole discretion, shall determine but, in any event, consistent with comparable office/light industrial buildings in the Boulder, Colorado area. The Landlord reserves the right to reconfigure or change the Common Area (provided, however, Landlord shall not change the Common Area located in or immediately adjacent to the Building in a manner which substantially interferes with Tenant's use of the Demised Premises), and to close portions of the Common Area from time to time for repairs, to prevent accrual of public rights therein, or for any other purpose. Landlord shall have the right to assign parking spaces to specific tenants and to restrict parking areas to customer parking only. Tenant and its employees, customers and invitees shall have a non-exclusive right to use the Common Area as it exists from time to time with other tenants and any other persons permitted by Landlord to use the same, subject to reasonable rules and regulations governing use of the


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Common Area which Landlord may prescribe.

      2.4 Delay in Commencement. If, for any reason, Landlord cannot deliver possession of the Demised Premises to Tenant on the Commencement Date, Landlord shall not be liable to Tenant for such failure, nor shall it extend the term of this Lease, but in such case Tenant shall not be obligated to pay rent or any other charges pursuant to this Lease until possession is delivered to Tenant; provided, however, that if Landlord shall not have delivered possession of the Demised Premises to Tenant within 60 days following the Commencement Date, Tenant, at its option and by written notice delivered to Landlord within ten days thereafter, may cancel this Lease, in which event the parties shall be discharged from all obligations hereunder. If Tenant, with the prior written consent of Landlord, occupies the Demised Premises prior to the Commencement Date, such occupancy shall be subject to the terms hereof but shall not advance the termination date, and Tenant shall pay Minimum Rent and Additional Rent commencing with the date of such occupancy.

      2.5 Condition of Premises. Neither Landlord nor Landlord's agents have made any representations or promises with respect to the Building, the Project, or the Demised Premises except as expressly set forth in this Lease. The taking of possession of the Demised Premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts the same "as is" in their condition existing as of the Commencement Date, and that the Demised Premises were in good and satisfactory order, condition and repair at the time such possession was so taken; provided; however, any latent defects in the Demised Premises of which Tenant notifies Landlord in writing within 60 days following the Commencement Date shall be excluded from Tenant's acceptance of the Demised Premises and Landlord promptly shall repair such latent defects at its own cost and expense upon receipt of Tenant's notice. Defects caused by Tenant's Work (as defined in the Addendum to this Lease) shall not be considered latent defects for purposes of the preceding sentence.

      2.6 Quiet Enjoyment. Landlord covenants and agrees with Tenant that, upon Tenant's payment of rent and observance and performance of all of the terms, covenants, conditions, provisions and agreements of this Lease on Tenant's part to be observed or performed, Tenant shall have quiet possession of the Demised Premises for the term aforesaid, subject, however, to the terms of this Lease and of any ground leases, underlying leases, mortgages and deeds of trust affecting all or any portion of the Building or the Project.

      2.7 Landlord's Representations and Warranties. Landlord represents and warrants to Tenant the following, as of the Commencement Date:

            (a) The Demised Premises are not subject to any ground lease, mortgage or deed of trust;

            (b) The party executing this Lease on behalf of Landlord has full power and authority to enter into this Lease on behalf of Landlord and to bind


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      Landlord to the terms of this Lease;

            (c) To the extent of Landlord's actual knowledge, Landlord has not received any notice that the Demised Premises fail in any material respect to comply with governmental laws, statutes, ordinances, codes, orders, directives, rules and regulations in effect as of the Commencement Date except for (i) variances from zoning code and Project PUD requirements for which authorization has been obtained from the City of Boulder, and (ii) modifications and improvements necessary to bring the Demised Premises into compliance with handicapped accessibility requirements, including those mandated by the Americans with Disabilities Act;

            (d) To the extentof Landlord's actual knowledge, the Demised Premises are served by water, sewer, gas, electrical and telephone utility services in amounts as are typically necessary for general office/light industrial use and occupancy; and

            (e) To the extent of Landlord's actual knowledge, there are no material defects or deferred maintenance items in any of the structural components of the Building or other Common Areas.

                                   ARTICLE 3
                                     (RENT)

      3.1   Rent.  Tenant shall pay Landlord the Minimum Rent specified in
Section 1.11 on the first day of each calendar month during the term of this Lease in lawful money of the United States in equal monthly installments without demand in advance at the address of Landlord specified in Section 1.14 or such other place as Landlord may designate, without any set off or deduction whatsoever. Minimum Rent shall be adjusted as provided in Section 3.2 below. Installments of Minimum Rent for the first and last months of the term hereof shall be prorated based upon the number of days during each of said months that the Lease is in effect.

      3.2 Rent Adjustment. Minimum Rent will be increased on each September 1 (commencing September 1, 1997) during the primary term of this Lease and any renewal period by an amount equal to the percentage increase, if any, in the United States Department of Labor Bureau of Labor Statistics, Consumer Price Index -- U.S. City Average, All Items and Major Group Figures for All Urban Consumers (1982-84=100) (the "CPI"). The average of the monthly CPIs for each of the twelve months of the full calendar year in which this Lease commences shall be the "Base Index." If the CPI for August in any calendar year during the term of this Lease is greater than the Base Index, then the Minimum Rent in
Section 3.1 payable on the next September 1 (without regard to any adjustments under this section) shall be multiplied by the percentage difference between the CPI for July and the Base Index and the product shall be added to the Minimum Rent in Section 3.1, effective as of September 1. The adjusted prior year's Minimum Rent will be payable until it is readjusted pursuant to the terms of


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this Lease.  If the CPI no longer is available, Landlord shall substitute an index published by a reliable governmental or financial authority which evaluates the purchasing power of the consumer dollar. No adjustment shall be made due to any revision which may be made to the CPI for any month. Tenant's obligation to pay Minimum Rent as adjusted by this Section 3.2 shall continue through the expiration of the term of this Lease and any renewal period and will survive any earlier termination of this Lease which arises from Tenant's default.

      3.3 Rent Adjustment Statement. On or before September 30 of each year during the term of this Lease and any renewal period, Landlord shall use best efforts to provide Tenant with a statement containing the Base Index, the CPI for the preceding month of August and the adjustment to Minimum Rent calculated in accordance with Section 3.2. Landlord's delay or failure to provide such statement or to compute or bill for the adjustment prior to September 30 will not impair the continuing obligation of Tenant to pay rent adjustments. If such written notice is not given in September, Tenant will continue making monthly payments based on the prior year's Minimum Rent. Tenant shall remit to Landlord within ten days of its receipt of any statement of rent adjustment, the difference between the Minimum Rent paid to date by Tenant in the current calendar year and the amount due to Landlord in accordance with the rent adjustment (without interest or any late charge), and thereafter Tenant shall pay Landlord Minimum Rent according to the adjustment.

      3.4 Interest on Delinquent Rent. The time of payment of Minimum Rent, Additional Rent and any other amounts due hereunder is of the essence in this Lease. In addition to all other remedies available to Landlord, all sums payable hereunder shall bear interest at an annual rate equal to two percent (2%) over the prime rate of interest announced publicly by Norwest Bank Denver, N.A. in Denver, Colorado (or any successor to that bank) from time to time (but in no event in excess of the maximum rate of interest permitted by law) after the due date until paid in full, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease. Failure to collect or charge interest in connection with any one or more delinquent payments shall not constitute a waiver of Landlord's right to charge or collect interest in connection with any other or similar payment.

      3.5 Late Charge. In the event Tenant fails to pay Minimum Rent, Additional Rent or any other amount due hereunder within ten days of the date such payment is due, Tenant acknowledges that Landlord will incur additional administrative expenses, the amount of which will be difficult, if not impossible, to determine. Accordingly, Landlord shall be entitled to assess Tenant a one-time late charge of five percent (5%) of the amount of the payment for each delinquent payment.


                                   ARTICLE 4
                               (OPERATING COSTS)

      4.1 Payment of Costs. In addition to Minimum Rent adjusted as provided in


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Article 3, beginning on the Commencement Date, Tenant will pay as Additional
Rent Tenant's Percentage of Operating Costs paid, payable or incurred by Landlord in each calendar year or partial calendar year during the term of this Lease and any renewal period.

      4.2 Definition. As used in this Lease, the term "Operating Costs" means the sum of all costs and expenses of whatever kind or nature incurred in managing, operating, maintaining, administering, over-hauling and repairing the Project, in respect of a calendar year, including, but not limited to, the following:

          (a) All taxes and assessments, government impositions and surcharges upon or with respect to the Project imposed by federal, state or local governments, including real estate taxes and assessments, gross receipts taxes regarding rentals and other payments under this Lease, and other business taxes imposed regarding this Lease, but not including income, franchise, capital stock, estate or inheritance taxes. If, because of any change in the method of taxation of real estate, any tax or assessment is imposed upon Landlord, the Project, or the rents or income therefrom, in substitution for or in lieu of any tax or assessment which would otherwise be a real estate tax or assessment, such other tax or assessment shall be included in the determination of Operating Costs;

          (b) The cost of building supplies and materials;

          (c) The costs of utilities used or consumed in the Project such as propane, butane, natural gas, steam, electricity, solar energy, and fuel oil;

          (d) The costs of water and sewer service, and providing heating, ventilation, and cooling to the Project, including the costs of maintaining and repairing the heating, air conditioning and mechanical systems of the Project;

          (e) Costs of janitorial service for Common Areas and general maintenance and repair of the Project;

          (f) The cost of landscaping, snow and ice removal, and maintenance, repair, patching, paving and striping of parking and exterior areas;

          (g) The cost of insurance required to be maintained by Landlord pursuant to this Lease, any other insurance which Landlord may elect to obtain with respect to the operation or ownership of the Project, including fire and extended coverage, public liability insurance and all risk insurance (if Landlord decides to carry any of them) and the part of any claim required to be paid under the deductible portion of any insurance policy (which deductible shall not exceed $50,000), but Tenant will have no interest in such insurance or the proceeds of such insurance;


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          (h) Labor costs incurred in the operation, maintenance and repair of the Project, including wages and any fringe benefits, worker's compensation, disability insurance and payroll taxes of persons and companies;

          (i) The costs of installation, maintenance and replacement of exterior signs, removal of trash, rubbish and refuse, recycling, window washing, pest control, interior and exterior painting;

          (j) Payments made under any easement, operating agreement, license, restrictive covenant, or any instrument pertaining to the payment or sharing of costs among property owners;

          (k) The cost of installing, maintaining and operating any fire detection, fire prevention, lighting, or security systems or any communications systems which are necessary or incident to operation of life safety systems;


          (l)  The cost of required licenses and permits;

          (m)  The cost of traffic control and policing;

          (n) The cost of maintenance and repair of the roof and on-site water, sanitary sewer and storm sewer lines;

          (o) General overhead and administrative charges, professional manage-ment fees, and the cost of management personnel and supervision in amounts which are no greater than customarily charged or incurred for office/light industrial buildings in the Boulder, Colorado area, and costs of supplying any on-site manager with office equipment and supplies;

          (p) The cost of architectural, engineering, space planning, legal, accounting, bookkeeping and inspection professionals and consultants engaged in connection with the Project (but excluding such costs to the extent they are incurred in connection with leasing specific space to tenants);

          (q) The costs of any capital improvements or structural repairs to or replacements in the Project that reduce Operating Costs, which costs will be amortized over the useful life of the capital improvement, structural repair or replacement; however, the annual amortization amount will not exceed the reduction in Operating Costs actually achieved for the relevant year and the amortization schedule will be extended accordingly, if necessary;

          (r) Any costs incurred by Landlord for any capital improvement or


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

     other charges to the Project required by any change in the laws, ordinances, rules, regulations or otherwise which were not in effect at the time initial construction of the Project was completed, required by any governmental or quasi-governmental authority having jurisdiction over the Project, which costs will be amortized over the useful life of the capital improvement or other charges;

          (s) To the extent they are non-capital in nature, the cost of repairs, replacements, alterations and their construction, which replace items included in the Project as a part of the standard building construction;

          (t) The cost of any other items incurred or paid by Landlord in the ownership, management, operation, maintenance, administration, overhaul and repair of the Project, provided such cost is of a type typically incurred or paid with respect to projects similar to the Project.

     The fact that it is listed specifically in the foregoing definition of Operating Costs shall not be deemed to impose on Landlord an obligation to supply a particular service to the Project or incur a particular expense on behalf of the Project, it being understood that the only services Landlord shall be required to provide to Tenant hereunder are those expressly provided for in this Lease. Notwithstanding anything in the foregoing definition of Operating Costs to the contrary, Operating Costs shall not include any of the following:

    (i)     Any ground lease rental;

    (ii)    Depreciation, amortization and other non-cash expenditures;

    (iii) Interest payments, principal, points, fees and other payments and charges for borrowed money;

    (iv) Costs incurred for repairs or other items to the extent Landlord is reimbursed by insurance proceeds or third parties;

    (v) Costs of capital improvements and repairs except as provided in subparagraphs (q), (r) and (s) above;

    (vi)    Costs for sculpture, paintings, or other objects of art;

    (vii) Costs incurred with respect to the installation, renovation, improvement or decorating of space to be leased by other actual or potential tenants or occupants of the Project;

    (viii) Marketing costs, including, without limitation, leasing commissions, attorneys' fees, and space planning costs, and other costs and expenses incurred in connection with leasing of any portion of the Project;


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     (ix)   The cost of any service performed by an affiliate of Landlord or the manager of the Project to the extent such cost is in excess of the cost that would be paid to an unaffiliated, third-party provider of a similar service;

     (x) Expenses in connection with services or other benefits which are not offered to Tenant, or for which Tenant is charged directly but which are provided to another tenant or occupant of the Project, or for which Landlord is reimbursed by another occupant or tenant;

     (xi) Any fines, penalties, judgments, court costs, attorneys' fees and litigation expenses incurred by Landlord due to the violation by Landlord of any law or regulation or the terms and conditions of any lease, contract or other obligation;

     (xii) Except as provided in subparagraph (r) above, costs incurred due to the violation or alleged violation by the Project of any law or regulation which is in effect on the date of this Lease;

     (xiii) Any types of utility services (including, without limitation, water, gas, electricity, sewer and telephone) that at any time during the Lease Term are separately metered or contracted for and paid for by Tenant directly, to the extent serving any portions of the Project except the Common Area;

     (xiv) Any latent defects in the Demised Premises required to be repaired by Landlord under Section 2.5.

Landlord covenants and agrees that Tenant's Percentage of Operating Costs described under subparagraph (r) above shall not exceed $2,000 in any calendar year throughout the Lease Term. Accounting for Operating Costs shall be in accordance with generally accepted property management principles, consistently applied.

      4.3 Estimated Payments. Beginning on the Commencement Date and continuing throughout the term of this Lease, Tenant shall pay to Landlord on the first day of each month an amount equal to 1/12 of the product of Tenant's Percentage multiplied by Estimated Operating Costs (as defined below) for such calendar year. "Estimated Operating Costs" for any calendar year means Landlord's estimate of such Operating Costs which will be subject to revision as provided in Sections 4.5 and 4.6 below. For any partial calendar year during the term of this Lease, Estimated Operating Costs will be calculated on a full-year basis. During December of each year or as soon after each December as practicable, Landlord will give Tenant a written notice of Estimated Operating Costs for the ensuing calendar year and Tenant immediately will begin paying Tenant's Percentage of Estimated Operating Costs based upon this calculation. If such written notice is not given in December, Tenant will continue making


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

monthly payments based on the prior year's Estimated Operating Costs until the first day of the month after which such revised notice is given. In the month in which Tenant first makes a payment based upon the revised Estimated Operating Costs, Tenant will pay to Landlord for each month which has elapsed since December the difference between the amount payable based on the revised estimate and the amount payable based on the prior year's estimate (without interest or late charges). If, at any time, it reasonably appears to Landlord that actual Operating Costs will vary from the Estimated Operating Costs for such calendar year, Landlord, by 30 days' prior written notice to Tenant, may revise the Estimated Operating Costs and subsequent payments by Tenant in such calendar year will be adjusted accordingly.

      4.4 Annual Settlement. Within 90 days after the end of each calendar year or as soon after such 90-day period as practicable, Landlord will deliver to Tenant a statement of amounts payable under Section 4.1 for such calendar year prepared on behalf of and certified by Landlord. Such certified statement will be final and binding upon Landlord and Tenant unless Tenant objects to it in a writing delivered to Landlord within 30 days after it is given to Tenant. If such statement shows an amount owing by Tenant that is less than the Estimated Operating Costs previously paid by Tenant for such calendar year, the excess will be held by Landlord and credited against the next payment of rent; however, if the term has ended and Tenant was not in default at its end, Landlord will refund the excess to Tenant within 30 days thereafter. If such statement shows an amount owing by Tenant that is more than the Estimated Operating Costs previously paid by Tenant for such calendar year, Tenant shall pay the deficiency (without interest or late charge) to Landlord within 30 days after the delivery of such statement. Tenant may review Landlord's records of the Operating Costs at Tenant's sole cost and expense, at the place Landlord normally maintains such records during Landlord's normal business hours upon reasonable advance written notice.

     Tenant shall have thirty (30) days to object to the statement delivered by Landlord, under this Section 4.4, by giving written notice of such objection to Landlord. If, within thirty (30) days after Tenant delivers notice of objection to Landlord, the parties have been unable to agree as to the proper amounts to be shown on the statement, then the dispute shall be referred to a Certified Public Accounting firm selected by Landlord and reasonably acceptable to Tenant to determine the proper amounts. If the determination shows that Tenant has not been overcharged for Operating Costs or has been overcharged by an amount of five percent (5%) or less, Tenant shall pay the expenses involved in such determination. If the determination shows an overcharge in the amount of Operating Costs owed by Tenant of more than five percent (5%), Landlord shall pay the expenses involved in such determination. Unless Tenant provides Landlord with a written notice of objection within thirty (30) days following its receipt of the statement of amounts payable under this Section 4.4, Tenant shall be deemed to have consented to the costs and expenses shown on the statement and thereafter waived its right to dispute such items or their amounts.

      4.5 Final Proration. If this Lease ends on a day other than the last day of a calendar year, the amount of increase (if any) in the Operating Costs payable by Tenant


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

applicable to the calendar year in which this Lease ends will be calculated on the basis of the number of days of the term falling within such calendar year, and Tenant's obligation to pay any increase or Landlord's obligation to refund any overage will survive the expiration or other termination of this Lease.

      4.6 No Representation. Tenant acknowledges that Landlord has not made any representation or given Tenant any assurance as to the amount or approximate amount of Operating Costs for any calendar year during the term of this Lease and any renewal period. In Section 1.12 Landlord has advised Tenant of the current estimate.

      4.7   Additional Rent.  Amounts payable by Tenant according to this
Article 4 constitute Additional Rent, without deduction or offset. If Tenant fails to pay any amounts due pursuant to this Article 4, Landlord shall have available to it all of the rights and remedies applicable to Tenant's failure to pay Minimum Rent.

                                   ARTICLE 5
                                  (OCCUPANCY)

      5.1 Use. Tenant shall use and occupy the Demised Premises for the purpose set forth in of Section 1.13 and for no other purpose. The Demised Premises shall not be used for any auction, fire, bankruptcy or distress sale without the prior written consent of Landlord. The character of the occupancy of the Demised Premises, as restricted by this Article and as further restricted by Articles 6 and 17 and any of the Rules and Regulations attached to this Lease, or hereafter adopted, is an additional consideration and inducement for the granting of this Lease. If Tenant shall vacate the Demised Premises at any time during the initial term of this Lease or any renewal period, Tenant shall pay for any increase in any property insurance premium for coverage of the Project which results from the Demised Premises being vacant.

      5.2 Compliance with Law. Tenant shall not use or occupy, or permit any portion of the Demised Premises to be used or occupied, in violation of any law, ordinance, order, rule, regulation, certificate of occupancy or other governmental requirement or any recorded restriction, or for any activity or in any manner deemed to be hazardous on account of fire or other hazards, or any high risk activity that would in any way violate, suspend, void or increase the rate of fire, liability or any other insurance of any kind at any time carried by Landlord. Any increase in the cost of such insurance attributable to Tenant's activities, property or improvements in the Demised Premises or Tenant's failure to perform and observe its obligations under this Lease, shall be payable by Tenant to Landlord on demand. Tenant, at its own expense, shall comply with all laws, ordinances, orders, rules, regulations and other governmental requirements now or hereafter relating to the use, condition or occupancy of the Demised Premises and all rules, orders, regulations and requirements of the board of fire underwriters, the Insurance Services Office or any other similar body having jurisdiction over the Building. Tenant shall not do or permit to be done any act or thing upon the Demised Premises which shall or is reasonably likely to subject Landlord to any liability or responsibility for injury to any person or persons or to any property by reason of any business or operation being carried on upon the Demised Premises or for any other reason, and Tenant hereby indemnifies Landlord against any such liability or responsibility. Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's reasonable judgment to absorb and prevent vibration, noise and annoyance.

      5.3 Food, Beverages and Odors. Tenant shall not conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others (other than providing employees with a lunchroom which may include a stove, microwave, coffee bar, refrigerator, sink and dishwasher), or cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the Demised Premises. Tenant will not install or permit the installation or use of any vending machine except by such persons and in such manner as are approved by Landlord, which approval shall not be unreasonably withheld or delayed.

      5.4 Waste. Tenant shall not commit, suffer or permit any waste, damage, or injury to the Demised Premises or the Project or the fixtures or equipment located therein, nor shall Tenant conduct any dangerous, nauseous, or offensive trade, business or other activity (other than the Permitted Uses) in the Demised Premises.

      5.5 Signs. Tenant shall not install, paint, display, inscribe, place or affix any sign, picture, advertisement, notice, lettering or direction in the interior of the Demised Premises which is visible from the outside of the Demised Premises, without Landlord's prior written consent. All of Tenant's exterior signs and identifications will conform to the design criteria outlined by Landlord and shall comply with all applicable laws, rules or regulations governing same. Tenant agrees to keep all exterior signs in good condition and repair and agrees to keep such signs lighted during those hours from time to time required by Landlord in accordance with Landlord's Rules and Regulations. Landlord specifically approves the signage described in Exhibit B attached hereto and made a part hereof, provided that FIPCO also has approved such signage.

                                   ARTICLE 6
                          (ASSIGNMENT AND SUBLETTING)

      6.1 Assignment, Mortgage, Subletting. Neither Tenant nor Tenant's legal representatives, successors or assigns shall voluntarily or involuntarily assign, mortgage or encumber this Lease, or sublet or use or occupy or permit the Demised Premises or any part thereof to be used or occupied by others, without the written consent of Landlord, in each instance, which consent shall not be unreasonably withheld or delayed by Landlord. It shall be reasonable for Landlord to refuse to consent to an assignment of this Lease or subletting of the Demised Premises to any person or entity which fails to meet Landlord's standard requirements for tenant creditworthiness and financial condition, or which involves a proposed use for the Demised Premises which Landlord deems incompatible with its current tenant mix or otherwise unsatisfactory. Any assignment, encumbrance, or sublease without Landlord's consent shall be voidable and shall constitute a default hereunder.

      6.2 Procedure for Assignment. Tenant will notify Landlord in writing of any interest in this Lease which Tenant wishes to assign or any portion of the Demised Premises which Tenant wishes to sublet or permit others to occupy.
Such notice shall specify the terms and conditions of such transaction and shall be accompanied by any information Landlord reasonably may require with respect to the proposed assignee, sublessee or occupant. Upon receipt of such notice and information, Landlord shall have the right, in its reasonable discretion, subject to Section 6.1 above, to either consent to such assignment, subletting, or occupancy, or refuse to consent to such assignment, subletting or occupancy. In the event Landlord consents to such assignment, subletting or occupancy, Landlord shall be paid fifty percent (50%) of the amount by which the rent or other consideration paid by the assignee, sublessee or occupant to Tenant, less the sum of any broker fees and commissions and tenant finish costs incurred by Tenant in connection with the assignment or subletting, exceeds the Minimum Rent, as adjusted, and Additional Rent. Tenant shall reimburse
Landlord for Landlord's expenses, including attorneys' fees, incurred in connection with the review and documentation of any transfer of the Demised Premises or this Lease for which Landlord's consent is requested, whether or not Landlord's consent is granted.

      6.3 No Release of Tenant. Regardless of Landlord's consent, no subletting or assignment or occupancy of the Demised Premises by others shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee or sublessee of Tenant or any successor to Tenant, in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee, sublessee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees, sublessees or successors of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.

                                   ARTICLE 7
                                 (ALTERATIONS)

      7.1 Alterations. Tenant shall make no alterations, installations, additions or improvements in or to the Demised Premises without first obtaining the written consent of Landlord. Such consent shall not be unreasonably withheld or delayed. Tenant understands that Landlord's consent will be conditioned on Tenant's compliance with Landlord's reasonable requirements in effect at the time permission is requested, which requirements will include, but not be limited to, Landlord's approval of plans, specifications, contractors, insurance, and hours of construction. Tenant will be required to reimburse Landlord as Additional Rent for Landlord's actual, out-of-pocket costs, if any, incurred to supervise Tenant's contractor and any other costs incurred by Landlord, such as, but not limited to, trash removal and utilities, resulting from Tenant's alterations. Prior to the commencement of any work in or about the Demised Premises by Tenant's contractors, Tenant shall on request deliver to Landlord certificates issued by applicable insurance companies evidencing that workmen's compensation, public liability and property damage insurance, all in amounts and with companies and on forms reasonably satisfactory to Landlord, are in force and effect and maintained by all contractors and subcontractors engaged by Tenant to perform such work. Each such certificate shall provide that it may not be canceled without ten days' prior written notice to Landlord. Upon completion of such work, Tenant shall provide Landlord with as-built plans and specifications and with lien releases from every person who supplied labor or materials for the work. All work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, directions, regulations and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction of the Project, and in full compliance with the rules, orders, directions, regulations and requirements of the Insurance Services Office and of any similar body.

      7.2 Notice. Before commencing any work, Tenant shall give Landlord at least five days' written notice of the proposed commencement of such work. Preceding and during the course of such work, Tenant shall post and keep posted in conspicuous places on the Demised Premises such notice as Landlord shall prepare as may be permitted by law to protect Landlord from having its interest in the Demised Premises made subject to a mechanic's lien, and, upon Landlord's request, Tenant shall secure, at Tenant's own cost and expense, a completion and lien indemnity bond or other security reasonably satisfactory to Landlord for any alteration work consented to by Landlord which exceeds $5,000 in total cost. Any mechanic's lien filed against the Demised Premises, the Building or the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant, shall be discharged by Tenant, by bond or otherwise, within 30 days after the filing thereof, at the cost and expense of Tenant.

      7.3 Title to Improvements. All alterations, additions or improvements upon the Demised Premises made by either Landlord or Tenant which are fixtures of the realty, including, without limiting the generality of the foregoing, all paneling, partitions, railings, and the like, unless Landlord elects otherwise (which election shall be made by giving a written notice pursuant to the provisions of Article 25 below not less than three days prior to the expiration or other termination of this Lease or, upon Tenant's written request, at the time Landlord's consent to any additional improvements of or alterations to the Demised Premises is sought by Tenant), shall become the property of Landlord, and shall remain upon and be surrendered with the Demised Premises, as a part of the Demised Premises, at the end of the term of this Lease. If Tenant shall be required to remove any fixtures or other property from the Demised Premises, Tenant shall fully repair or any damage arising from such removal. Tenant's obligation to perform and observe this covenant shall survive the expiration or other termination of this Lease.

     Landlord hereby agrees that any fixtures or other equipment installed by Tenant which fall under the categories set forth on Exhibit C ("Tenant's Equipment") shall not become the property of Landlord under this Section 7.3 or otherwise under this Lease, but shall remain the property of Tenant. Notwithstanding anything to the contrary in this Lease, Tenant shall have the right to install Tenant's Equipment at any time during the Lease Term. Tenant shall have the right to remove Tenant's Equipment upon the expiration or other termination of this Lease, so long as Tenant repairs any damage to the Demised Premises caused by such removal.

                                   ARTICLE 8
                                   (REPAIRS)

      8.1 Tenant's Repairs. Tenant shall take good care of the Demised Premises and fixtures therein and shall make all repairs, maintenance and replacements in and about Demised Premises necessary to preserve them in good order and condition equal to the condition of the Demised Premises on the Commencement Date, subject to ordinary wear and tear and casualty loss, with respect to which Article 12 shall apply. Tenant shall make, at its sole expense, repairs to any special equipment or systems installed by Tenant or by Landlord on Tenant's behalf. All repairs required under this section shall be made only by contractors and mechanics approved by Landlord, which approval shall not be unreasonably withheld or delayed. If Tenant fails to perform any of its obligations under this Article 8 following receipt of a written demand therefor by Landlord, Landlord may, but shall not be obligated to, perform any of such obligations and Tenant shall pay the cost of same promptly to Landlord within ten days of Tenant's receipt of Landlord's written demand therefor.

      8.2 Window and Floor Coverings. Tenant shall take good care of any and all floor and window coverings installed at any time in any portion of the Demised Premises, and Tenant shall make, as and when needed, all repairs in and to the said coverings and shampoo and/or clean any of said coverings as necessary to preserve them in good order, condition and appearance. Upon the expiration or other termination of this Lease, Tenant shall surrender said coverings to Landlord in good order, condition and repair, ordinary wear and tear and casualty loss, with respect to which Article 12 shall apply, excepted.

      8.3 Landlord's Repairs. Except as otherwise provided in this Lease, Landlord shall maintain and repair the mechanical, plumbing, heating, air conditioning, ventilation and electrical equipment and systems, the Common Area, and the elevators, roof, foundation and exterior walls, and other structural elements of the Building and shall make structural repairs within the Demised Premises arising from ordinary wear and tear or through causes over which Tenant has no control, all of which repairs, except as provided in
Section 2.5 and Section 4.2, shall constitute Operating Costs. Except to the extent covered by property insurance proceeds made available to Landlord, Tenant, at its expense, shall repair any damage or injury to the Demised Premises, or to the Building or to its fixtures, appurtenances or equipment or to any of the Project done by Tenant or Tenant's agents, servants, employees, contractors, visitors or licensees, or caused by moving property of Tenant in or out of the Building, or resulting from the carelessness, negligence, or improper conduct of Tenant or Tenant's agents, servants, employees, contractors, visitors or licensees.

      8.4 No Rent Abatement. There shall be no allowance to Tenant for a diminution of rental value, and no liability on the part of Landlord by reason of inconvenience, annoyance, or injury to business arising from the making of, or the failure to make, any repairs, alterations, additions or improvements in or to any portion of the Demised Premises or the Project, or in or to fixtures, appurtenances or equipment contained therein, and in no event shall Landlord be responsible for any consequential damages arising or alleged to have arisen from any such event. Tenant hereby waives all rights under any law in existence during the term of this Lease authorizing a tenant to make repairs at the expense of a landlord or to terminate a lease upon the complete or partial destruction of the leased premises.

                                   ARTICLE 9
                                  (INSURANCE)

      9.1 Landlord's Insurance Coverage. Landlord shall maintain public liability insurance, hazard insurance on the Building and such other insurance coverage as it reasonably deems necessary, the cost of which shall be included in Operating Costs. Tenant acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Landlord and that such insurance is for the sole benefit of Landlord. Landlord shall not be responsible for insuring any alterations, installations or other improvements made by Tenant to the Demised Premises or any personal property of Tenant.
Upon Tenant's written request, made not more frequently than twice every 12-month period, Landlord shall inform Tenant of the insurance coverages and amounts maintained by Landlord with respect to the Project. Landlord shall have the right to change its insurance coverages and amounts, from time to time, without notifying Tenant of such changes, and any information provided by Landlord to Tenant in accordance with the preceding sentence shall not constitute a warranty or covenant by Landlord that certain coverages or amounts of insurance will remain in effect.

      9.2 Tenant's Insurance Coverage. Tenant agrees, at Tenant's sole cost and expense, to carry and maintain (i) public liability insurance, including bodily injury and property damage, personal injury and contractual liability with respect to all claims, demands, or actions by any person, firm or corporation, in any way arising from, related to, or connected with, the conduct and operation of Tenant's business or use of the Premises (such policies shall be written on a comprehensive basis, with limits of not less than $1,000,000.00 and such higher limits as the mortgagees of Landlord may require or as Landlord reasonably may require from time to time, and include contractual liability coverage for performance by Tenant of the indemnities set forth in this Lease); (ii) fire and extended coverage insurance, including endorsements for vandalism, malicious mischief, theft and sprinkler leakage, covering all of Tenant's property and Landlord's property in the Demised Premises, including, but not limited to, furniture, fittings, installations, alterations, additions, partitions, fixtures, merchandise and anything in the nature of a leasehold improvement in an amount equal to the full replacement cost of such property without deduction for depreciation;
(iii) insurance coverage against loss or damage by boiler or internal explosion by boilers, if applicable, in an amount not less than $1,000,000.00; (iv) standard form workers' compensation and employees' liability insurance in amounts as required by an applicable governmental agency or authority; (v) plate glass insurance in an amount not less than the full replacement costs of any such glass breakage; (vi) comprehensive automobile liability insurance policy insuring all owned, non-owned and hired vehicles used in the conduct of Tenant's business and operated upon or parked on the Project with limits of liability of not less than $1,000,000.00 each person and $1,000,000.00 each occurrence for bodily injury and $500,000.00 each occurrence for property damage; and (vii) business interruption insurance and any other form or forms of insurance as the Landlord or its mortgagees may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant would protect itself.

      9.3 Form of Policies. All policies of public liability and property insurance, other than property insurance covering property owned by Tenant not required to be surrendered to Landlord upon expiration of this Lease, which Tenant is obligated to maintain according to this Lease shall name Landlord as an additional insured. Tenant shall deliver to Landlord a copy of all such policies or certificates of insurance (including, in any case, documentation naming Landlord as an additional insured) and evidence of payment of all premiums for any such policies prior to Tenant's occupancy of the Demised Premises and from time to time during the Lease term, at least 30 days prior to the expiration of the term of each such policy. All policies of public liability and property insurance maintained by Tenant also shall contain a provision that Landlord, although named as an additional insured, shall nevertheless be entitled to recover under such policies for any loss sustained by Landlord, its agents and employees as a result of the acts or omissions of Tenant. Such public liability and property insurance policies also shall be written as primary policies, not contributing with and not in excess of coverage that Landlord may carry. All policies required to be maintained by Tenant shall provide that they may not be terminated or amended except after 30 days' prior written notice to Landlord.

      9.4 Waiver of Subrogation. Landlord and Tenant waive any and all rights to recover against each other and their respective officers, members, employees, agents and representatives for any loss or damage to such waiving party arising from any cause to the extent covered by any valid and collectible insurance required to be carried by such party pursuant to this Article 9 or any other insurance actually carried by such party to the extent of the proceeds paid under such insurance. Such waiver shall be effective only with respect to loss or damage occurring during such time as Landlord's and Tenant's policies shall be in force and effect and so long as it does not adversely affect or impair such policies or prejudice the right of the releasing party to recover under such policies. Landlord and Tenant shall cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all policies of insurance carried in connection with the Demise Premises and any personal property located thereon.

      9.5 Landlord's Liability. Landlord and Landlord's agents shall not be liable for, and Tenant waives all claims for damage to person or property occurring in or about the Project resulting from, falling plaster, explosions, flood, sprinkling devices, defective wiring, excessive heat or cold, frost, broken glass, steam, gas, electricity, snow, wind, hail, water, broken or leaking pipes or plumbing fixtures, earthquake, war, civil disorder, strike or from any other cause of any nature. Neither Landlord nor Landlord's agents shall be liable for any injury or damage caused by other tenants or parties in the Building, by construction of any private, public or quasi-public work, or by any repairs, alterations, injuries or accidents in or about the Project or adjacent premises; nor shall Landlord be liable for any latent defect in the Building except as provided in Section 2.5 or for interference with light or other incorporeal hereditaments. All property belonging to Tenant or any occupant of the Demised Premises shall be at the risk of Tenant or such person only, and Landlord shall not be liable for damage thereto or theft or misappropriation thereof not caused by the gross negligence or willful misconduct of Landlord, or its employees or agents.

      9.6 Tenant's Indemnification. Tenant hereby indemnifies and holds harmless Landlord from and against any and all claims, liabilities damages, losses, costs, and expenses (including reasonable attorneys' fees) arising out of (i) the conduct of Tenant's business in the Demised Premises, (ii) any breach or default by Tenant of the covenants, terms and conditions contained in this Lease, or (iii) any negligent act or omission by, or the intentional misconduct of, Tenant, its agents, contractors, servants, employees, invitees or licensees. Tenant shall give prompt notice to Landlord in case of fire or accident to or defect in the Building or any of its fixtures, appurtenances or equipment or any other portion of the Project of which Tenant becomes aware.

                                   ARTICLE 10
                (SUBORDINATION, NON-DISTURBANCE  AND ATTORNMENT)

     10.1 Subordination. It is agreed that this Lease may, at the option of Landlord, be made subordinate to any ground or underlying leases, mortgages, or deeds of trust which may now or hereafter affect the real property of which the Demised Premises form a part and that Tenant, or Tenant's successors-in-interest, will execute and deliver upon the demand of Landlord any and all instruments reasonably requested by Landlord subordinating in the manner requested by Landlord this Lease to such lease, mortgage or deed of trust.

     10.2 Attornment. Tenant agrees that, at the option of the landlord under any ground lease hereafter affecting the real property of which the Demised Premises form a part, Tenant shall attorn to said landlord in the event of the termination or cancellation of such ground lease and if requested by said landlord, Tenant shall enter into a new lease with said landlord (or a successor ground lessee designated by said landlord) for the balance of the term then remaining under this Lease upon the same terms and conditions as those herein provided.

     10.3 Mortgages. In the event of a foreclosure or exercise of power of a sale under any mortgage or deed of trust now or hereafter affecting the real property of which the Demised Premises form a part, the holder of any such mortgage or deed of trust (or purchaser at any sale pursuant thereto) shall have the option of (i) treating this Lease as being subordinate to said mortgage or deed of trust in which case this Lease shall be extinguished at the conclusion of the judicial or public trustee foreclosure absent a redemption,
(ii) requiring Tenant to attorn to such holder or purchaser, and to enter into a new lease with such holder or purchaser (as landlord) for the balance of the term then remaining under this Lease upon the same terms and conditions as those provided in this Lease, or (iii) electing that this Lease become or remain, as the case may be, superior to said mortgage or deed of trust; provided, that, in no event shall such holder or purchaser (x) be liable for the act or omission of any prior Landlord, or (y) be subject to any offsets or defenses which Tenant may have against any prior Landlord, or (z) be bound by any payment of Minimum or Additional Rent which Tenant might have paid for more than one month in advance to any prior Landlord. Any attornment pursuant to this Article 10 shall occur automatically but Tenant, upon request and without cost to Landlord, shall execute and deliver any and all instruments reasonably desired by such holder or purchaser evidencing such attornment to any said mortgage, deed of trust or ground lease.

     10.4   Non-Disturbance.  Notwithstanding the foregoing provisions of this
Article 10, Tenant's use and occupancy of the Demised Premises shall not be disturbed so long as Tenant faithfully performs all of its obligations under this Lease. Any instrument of subordination requested by Landlord shall confirm the nondisturbance provided for in the preceding sentence.

                                   ARTICLE 11
                            (RULES AND REGULATIONS)

     11.1 Compliance with Rules. Tenant and Tenant's agents, servants, employees, contractors, visitors and licensees shall observe faithfully and comply strictly with the Rules and Regulations attached as Exhibit D and made a part of this Lease, and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt for application to all tenants of the Project. Notice of any additional Rules or Regulations shall be given in accordance with the provisions of Article 25 below. Landlord shall not be liable to Tenant for any violation of said Rules and Regulations, or the breach of any term, covenant, condition, provision, or agreement in any lease, by any other tenant or other party.

                                   ARTICLE 12
                            (DAMAGE OR DESTRUCTION)

     12.1 Damage. If the Demised Premises shall be damaged by fire or other cause, the damages shall be repaired by and at the expense of Landlord to the extent insurance proceeds are available therefor unless Landlord elects not to repair as hereinafter provided. No liability shall accrue for any delay in repairing the Demised Premises which may arise by reason of adjustment of insurance on the part of Landlord or Tenant or for delay on account of "labor troubles," or for any other cause beyond Landlord's control.

     12.2 Right to Terminate Lease. Landlord may elect to terminate this Lease if the Building or the Demised Premises are (i) destroyed or substantially damaged by casualty not covered by insurance, (ii) destroyed or rendered untenable to an extent in excess of twenty-five percent (25%) of the rentable area of the Building or the Demised Premises, or (iii) damaged to such extent that the remaining term of this Lease is not sufficient to amortize the costs of reconstruction thereof. Should Landlord elect to terminate this Lease, it shall give written notice of such election to Tenant within 90 days after the occurrence of such casualty. The term of this Lease shall expire upon the third day after such notice is given and Tenant shall vacate the Demised Premises and surrender the same to Landlord.

     Tenant may elect to terminate this Lease, (x) at any time during the term of this Lease, if the Demised Premises are destroyed or rendered untenable to an extent that Landlord, in Landlord's reasonable determination, can not repair the same within 180 days after the occurrence of such destruction or untenability, or, (y) during the last year of the term of this Lease excluding any unexercised renewal options, if twenty-five percent (25%) or more of the Demised Premises are rendered untenable for Tenant's use. If Tenant wishes to exercise its option to terminate under (y) above, Tenant must give written notice of termination to Landlord within 30 days following the occurrence of the casualty and the Lease shall expire upon the day of such notice. If Tenant wishes to exercise its option under (x) above, Tenant must give written notice of termination to Landlord within 30 days following Tenant's receipt of a written notice from Landlord indicating Landlord has determined it cannot reasonably repair or restore the Demised Premises within the 180-day period (which notice, if such be the case, Landlord shall give Tenant within 120 days after the casualty), and the Lease shall terminate upon the day of Tenant's notice.

     12.3 Obligations of Tenant. Tenant agrees that, during any period of reconstruction or repair, it will continue the operation of its business within the Demised Premises to the extent practicable. Tenant also shall proceed with reasonable diligence, at its sole cost and expense, to rebuild, repair, restore and replace any furnishings, fixtures, equipment, merchandise and other property belonging to Tenant. Tenant agrees that, in the event of damage or destruction to the leasehold improvements or Landlord's property in the Demised Premises covered by insurance required to be taken out by Tenant pursuant to this Lease, Tenant shall repair, restore or replace such leasehold improvements or property at Tenant's expense. In the event of damage or destruction of the Building or Demised Premises entitling the Landlord to terminate this Lease pursuant to this Article 12, Tenant shall pay to Landlord all of its insurance proceeds relating to the leasehold improvements and Landlord's property in the Demised Premises (but, in any event, not including Tenant's Equipment) and surrender to Landlord, in accordance with the provisions of this Lease, such leasehold improvements and such property in the Demised Premises.

     12.4 Abatement of Rent. If Landlord charges for rent loss insurance as an item of Operating Costs under this Lease, the Minimum Rent and Additional Rent payable by Tenant under this Lease shall be proportionately reduced to the extent that the Demised Premises or any part thereof are thereby rendered untenable from the date of the casualty until five days after completion by Landlord of the repairs to the Demised Premises or until termination of this Lease.

                                   ARTICLE 13
                                (EMINENT DOMAIN)

     13.1 Eminent Domain. In the event the entire Demised Premises shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority, this Lease shall terminate and expire as of the date of such taking. In the event more than twenty-five percent (25%) of the rentable area of the Demised Premises is taken under the power of eminent domain by any public or quasi-public authority, or if more than twenty-five percent (25%) of the total land area in the Project is taken, then the Landlord shall have the right to terminate this Lease, effective as of the date possession is delivered to the condemning authority, by giving Tenant written notice of such termination within 60 days after the taking of possession by such public or quasi-public authority. Subject to the Landlord's right of termination, Tenant shall have the right to terminate this Lease upon written notice to Landlord after the date of such taking, if more than thirty-five percent (35%) of the total rentable area of the Demised Premises is taken under the power of eminent domain, or if more than forty-five percent (45%) of the total land area of the Project is so taken.

     Notwithstanding the foregoing, if any portion of the Demised Premises or the Project is taken so that it becomes reasonably impractical for Tenant to continue the operation of Tenant's business in the Demised Premises, then Tenant shall have the right to terminate this Lease by written notice to Landlord. If Tenant so elects, this Lease shall terminate on the date possession of the Demised Premises or the Project or portion thereof is taken.

     13.2 Damages. All compensation awarded for any taking (or the proceeds of any private sale in lieu thereof) of the Demised Premises or the Project shall be the property of Landlord and Tenant hereby assigns its interest in any such award to Landlord; provided, however, Landlord shall have no interest in and Tenant shall be entitled to any award or portion thereof for the taking of Tenant's Equipment and other Tenant property or for Tenant's moving expenses, if a separate award for such items is made to Tenant or such award is part of the award to Landlord; provided further, however, nothing contained in this Lease shall be deemed to obligate Landlord to offer evidence or otherwise seek recovery from the condemning authority for damages suffered or to be suffered by Tenant as a result the taking, in any condemnation proceeding, court action or negotiations with the condemning authority.

     13.3 Restoration. If this Lease is not terminated as a result of any condemnation or taking, Tenant shall remain in that portion of the Demised Premises which shall not have been appropriated or taken as herein provided, and Landlord agrees, at Landlord's sole cost and expense, as soon as reasonably possible, to restore the remaining portion of the Demised

Premises to a complete unit of like quality and character as existed prior to such appropriation or taking; and thereafter, the Minimum Rent and Additional Rent provided for herein shall be adjusted on an equitable basis, taking into account the relative value of the portion taken as compared to the portion remaining. In the event that no part of the Demised Premises is taken, Landlord agrees to restore and repair any remaining part of the Project and where there is no taking of the Demised Premises, there shall be no reduction in the Minimum Rent or Additional Rent hereunder.

                                   ARTICLE 14
                            (UTILITIES AND SERVICES)

     14.1 Installation and Use. Subject to Section 14.4 below, Landlord shall obtain from utility providers all utilities (including water, gas, electricity, sanitary sewer, storm sewer, and telephone supplied to or serving the Demised Premises) necessary to operate the Common Areas and to provide hot and cold running water, sanitary sewer and HVAC to the Demised Premises in amounts and quality consistent with comparable office/light industrial buildings in the Boulder, Colorado area, the cost of which shall be included in Operating Costs pursuant to Section 4.2(d). Tenant shall obtain from the utility provider and pay for separately metered electricity, gas and telephone service to the Demised Premises.

     14.2 Use and Payment. Tenant shall use the utilities (including water, gas, electricity, sewer and telephone supplied to or serving the Demised Premises) in accordance with Landlord's Rules and Regulations and the rules and regulations of the public utility company or the governmental agency supplying the same. Except as otherwise provided herein, Landlord shall not be responsible for providing any meters or other devices for the measurement of utilities supplied to the Demised Premises. Tenant shall pay for all utilities used or consumed in the Demised Premises.

     14.3 Utility Services by Landlord. Landlord, at any time at Landlord's sole option and upon not less than 30 days' prior written notice to Tenant, may discontinue furnishing any utility Landlord is furnishing hereunder to the Demised Premises, and in such case, Tenant shall contract with the public utility company or governmental agency supplying such utility service for the purchase and obtaining by Tenant of such utility directly from such company or agency, provided, however, Landlord shall not discontinue any such utility service until an alternative utility service is available. In the event any of Tenant's utility charges are not separately metered, Tenant shall pay its proportionate share of such charges, as Additional Rent, upon written notice thereof from Landlord to Tenant.

     14.4 Interruption of Service. Landlord shall not be liable to Tenant or any other person for any damages or injury to person or property, including, without limitation, damages for injury to or loss of Tenant's business, resulting from interruption, curtailment or cessation of any utility service, air conditioning, heat, snow removal or parking nor shall the same entitle Tenant to any abatement of Rent or be deemed an eviction of Tenant in whole or in part.

     14.5 Excessive Use. If Tenant uses amounts of water or sanitary sewer or other unmetered utilities materially in excess of other tenants of the Project, Landlord may install a meter and thereby measure Tenant's water or other utility consumption for all purposes. Tenant shall pay Landlord for the cost of the meter and the cost of the installation thereof, and, throughout the duration of Tenant's occupancy, Tenant shall keep the meter in good working order and repair at Tenant's own cost and expense, in default of which Landlord may cause such meter to be replaced or repaired and collect the cost thereof from Tenant as Additional Rent. Tenant agrees to pay for water, sanitary sewer or other utility consumed, as shown on the meter, as and when bills are rendered, and on default in making such payment, Landlord may pay such charges and collect the same from Tenant. At all times Tenant's use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation; provided, however, Tenant shall have the right to make such alterations as may be necessary to increase such capacity subject to Section 5.2 and Article 7 hereof.

     14.6 Plumbing. Tenant shall at all times maintain at its own cost and expense all plumbing facilities and related equipment within the Demised Premises in good order, condition and repair to the satisfaction of Landlord. Tenant hereby indemnifies Landlord against any and all claims, liabilities, losses, damages, costs and expenses whatsoever (including, but not limited to, attorneys' fees and expenses) whether suffered by Landlord or other occupants or persons in the Building, arising out of the Tenant's failure to maintain such facilities or equipment. Nothing in this Section 4.6 shall be construed to confer upon Tenant the right to install any plumbing facilities without the prior consent of Landlord, which consent shall not be unreasonably be withheld or delayed. If Landlord does consent, Landlord shall be entitled to charge Tenant for any increase in charges for water and sanitary sewer service which results from such installation.

     14.7 Cessation of Services. Landlord reserves the right to stop service of plumbing, heating, ventilating, air conditioning and electric or other mechanical systems, or cleaning services, when necessary, by reason of accident or emergency or of inspection, repairs, alterations, additions or improvements which in the reasonable judgment of Landlord are desirable or necessary to be made, until same shall have been completed, and shall further have no responsibility or liability for failure to supply any such services in such instance.

     14.8 Supplementary HVAC System. If Tenant installs supplementary HVAC beyond the standard for the Building, Tenant shall pay for the cost of such supplementary HVAC, including, without limitation, the cost of operating, maintaining, repairing and replacing the same. If Tenant installs or uses gas in addition to the gas provided for HVAC for the Project, such additional gas shall be separately metered and Tenant shall pay for the cost of the same. Any supplementary HVAC mounted on the exterior of the Building or installed in the Common Area adjacent to the Building must comply with the restrictive covenants recorded against the Project and must be approved by FIPCO.

                                   ARTICLE 15
                                    (ACCESS)

     15.1 Access for Repairs. Tenant shall permit Landlord to use and maintain pipes, conduits and other facilities in and through the Demised Premises. Landlord and Landlord's agents shall have the right to enter the Demised Premises at all times, to examine the same and to make such repairs, alterations, additions, and improvements as Landlord reasonably may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon the Demised Premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part, and the rent shall in no wise abate while such repairs, alterations, additions or improvements are being made, by reason of inconvenience, annoyance or injury to the business of Tenant because of the prosecution of any such work, or otherwise.

     15.2 Access to Show or Renovate. Landlord and Landlord's agents may inspect the Demised Premises at any time and may show the Demised Premises at any time to prospective mortgagees, and purchasers of the Building and other
persons with a business interest therein.   During the last six months of the
Lease term, including any exercised renewal options, Landlord and Landlord's agents may show the Demised Premises to prospective tenants. If, during the last month of the term, Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord immediately may enter and alter, renovate and redecorate the Demised Premises, without elimination or abatement of rent or other compensation, and such acts shall have no effect upon this Lease.

     15.3 Conditions of Entry. If Tenant shall not be personally present to open and permit an entry into the Demised Premises at any time when, for any reason, an entry shall be necessary or permissible under this Lease, Landlord or Landlord's agents may enter the same by a master key, or, in the case of an emergency, may forcibly enter the Demised Premises, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property), and without in any manner affecting the obligations, terms, covenants, conditions, provisions or agreements of this Lease. Landlord shall have the right to change the arrangement and location of entrances and passageways, doors and doorways, and corridors, stairs, toilets, and other Common Areas subject to Section 2.3 above, and after reasonable notice, to change the name, number and designation by which the Building is commonly known. Nothing contained in this Article 15, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever for the care, supervision or repair of the Building or any part thereof, other than as otherwise provided in this Lease.

     15.4 Minimizing Interference. Notwithstanding any provision in this Lease to the contrary, Landlord shall use reasonable efforts to minimize interference with Tenant's business in the Demised Premises in entering the Demised Premises or performing any repairs, alterations, additions or improvements affecting the Demised Premises. Except in the case of an emergency, Landlord shall give Tenant 24 hours' notice prior to entering the Demised Premises and shall consult with Tenant in order to determine means and methods of minimizing interference with Tenant's business prior to entering the Demised Premises, performing any repairs, alterations, additions or improvements affecting the Demised Premises, or curtailing any utility or other services to the Demised Premises.

                                   ARTICLE 16
                          (CERTIFICATES OF OCCUPANCY)

     16.1 Certificates of Occupancy. Tenant shall not at any time use or occupy the Demised Premises in violation of the certificates of occupancy issued for the Building, and, in the event that any department of the city or county in which the Building is located, or of the State of Colorado, shall hereafter at any time contend or declare that the Demised Premises are used for a purpose which is in violation of such certificate or certificates of occupancy, Tenant shall, upon five days' notice from Landlord or any governmental agency, immediately discontinue such use of the Demised Premises. Failure by Tenant to discontinue such use after such notice shall be considered a default under this Lease, and Landlord shall have the right to terminate this Lease immediately, and, in addition thereto, shall have the right to exercise any and all rights and privileges and remedies given to Landlord by and pursuant to the provisions of Article 19 below. The statement in this Lease of the nature of the business to be conducted by Tenant in the Demised Premises shall not be deemed or construed to constitute a representation or guaranty by Landlord that such business is lawful or permissible under any certificate of occupancy issued for the Building, or otherwise permitted by law.

                                   ARTICLE 17
                             (LIFE SAFETY SYSTEMS)

     17.1 Life Safety Systems. If there now is or hereafter shall be installed in the Building a sprinkler system, heat, or smoke detection system or any other so-called life-safety system and any such system or any of its appliances shall be damaged or injured or not in proper working order by reason of any act or omission of Tenant, Tenant's agents, servants, employees, contractors, visitors, or licensees, Tenant shall forthwith restore the same to good working condition. If Landlord's insurer, or any bureau, department or official of the state, county or city government, or any governmental authority having jurisdiction, requires or recommends that any changes, modifications, alterations, or additional equipment be made or supplied in or to any such system by reason of Tenant's particular business (other than general office or light industrial use) or the location of partitions, trade fixtures, or other contents of the Demised Premises, or if any such changes, modifications, alterations or additional equipment become necessary to prevent the imposition of a penalty or charge against the full allowance for any such system in the insurance rate as fixed by said governmental authority or by Landlord's insurance company, Tenant shall, at Tenant's expense, promptly make and supply such changes, modifications, alterations or additional equipment.

                                   ARTICLE 18

                                  (BANKRUPTCY)

     18.1 Bankruptcy Prior to Term. If at any time prior to the Commencement Date, there shall be filed by or against Tenant (and, if against Tenant, not dismissed within 60 days thereafter) in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee or conservator of all or a portion of Tenant's property, or if Tenant makes an assignment for the benefit of creditors, this Lease shall ipso facto be canceled and terminated, and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession of the Demised Premises; and Landlord, in addition to the other rights and remedies given by Section 18.3 below or by virtue of any other provision in this Lease contained or by virtue of any statute or rule of law, may retain as damages any rent, security deposit or moneys received by it from Tenant or others on behalf of Tenant.

     18.2 Bankruptcy During Term. If at any time during the term of this Lease there shall be filed by or against Tenant (and, if against Tenant, not dismissed within 60 days thereafter) in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee or conservator of all or a portion of Tenant's property, or if Tenant makes an assignment for the benefit of creditors, this Lease, at the option of Landlord exercised within a reasonable time after notice of the happening of any one or more of such events, may be canceled and terminated, and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Demised Premises, but shall forthwith quit and surrender the Demised Premises, and Landlord, in addition to the other rights and remedies granted by Section 18.3 below or by virtue of any other provision in this Lease contained or by virtue of any statute or rule of law, may retain as damages any rent and any security deposit or moneys received by it from Tenant or others on behalf of Tenant.

     18.3 Measure of Damages. In the event of the termination of this Lease pursuant to Sections 18.1 or 18.2 of this Article, Landlord shall be entitled to the same rights and remedies as those set forth in Articles 19 and in
Article 21 of this Lease.

     18.4 Other Remedies. Upon the occurrence of any of the events specified in this Article, if Landlord shall not choose to exercise, or by law shall not be able to exercise, its rights hereunder to terminate this Lease, then, in addition to any other rights of Landlord provided hereunder or by law, (i) Landlord shall not be obligated to provide Tenant with any of the services specified in this Lease, unless Landlord has received compensation in advance for such services, and the parties agree that Landlord's estimate of the compensation required with respect to such services shall control, and (ii) neither Tenant, as debtor-in-possession, nor any trustee or other person (hereinafter collectively called the "Assuming Tenant") shall be entitled to assume this Lease unless, on or before the date of such assumption, the Assuming Tenant (x) cures, or provides adequate assurance that the latter will promptly cure, any existing default under this Lease, (y) compensates, or provides adequate assurance that the Assuming Tenant will promptly compensate, Landlord for any pecuniary loss (including, without limitation, attorneys' fees and disbursements) resulting from such default, and (z) provides adequate assurance of future performance under this Lease; it being covenanted and agreed by the parties that, for such purposes, any cure or compensation shall be effected by the immediate payment of any monetary default or any required compensation, or the immediate correction or bonding of any nonmonetary default, and "adequate assurance" of future performance shall be effected by the establishment of an escrow fund for the amount at issue or by bonding, it being covenanted and agreed by Landlord and Tenant that the foregoing provision is a material part of the consideration for this Lease.

                                   ARTICLE 19
                                   (DEFAULT)

     19.1 Events of Default. The occurrence of any one or more of the following events shall constitute a default under this Lease ("Event of Default"):

                 (a) Tenant shall fail to pay any installment of Minimum Rent,
            Additional Rent or any other sum payable by Tenant pursuant to this Lease and such failure shall continue for a period of five (5) days following written notice thereof from Landlord; provided, however, in the event that Tenant fails to make any such payment when due on more than three (3) occasions during any 12-month period during this Lease, including any renewal period, no further notice shall be required, and any subsequent failure by Tenant to make any such payment within five (5) days after the day when due shall constitute a material default under this Lease;

                 (b) Tenant shall fail to perform or observe any other term, covenant, condition, provision or agreement of this Lease, where such failure shall continue for a period of fifteen (15) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's noncompliance is such that more than fifteen (15) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said fifteen (15)-day period and thereafter diligently prosecutes such cure to completion;

                 (c) Any execution or attachment shall be issued against Tenant or a substantial portion of Tenant's property located on the Demised Premises;

                 (d) The Demised Premises shall be taken or occupied or by
            someone other than Tenant without compliance with the provisions of
            Article 6 above;

                 (e) Tenant assigns or otherwise transfers substantially all of the assets
            used in connection with the business conducted in the Demised Premises without compliance with the provisions of Article 6 above (for purposes of this subparagraph (e), any pledge of Tenant's assets to secure financing shall not constitute an assignment or transfer);

                 (f) Tenant or any agent or employee of Tenant makes any
            statement or omits to make any statement so as to materially mislead Landlord with regard to Tenant's financial condition or ability to perform its covenants and obligations under this Lease; or

                 (g) Tenant shall cease to exist as a corporation, limited
            liability company or partnership or shall be otherwise dissolved or liquidated or shall make a transfer in fraud of creditors.

                                   ARTICLE 20
                                   (REMEDIES)

     20.1 Landlord's Remedies. If any Event of Default set forth in Article 19 occurs, then Landlord shall have the right, at its election:

                 (a) To give Tenant written notice of Landlord's intent to
            terminate this Lease on the earliest date permitted by law or on any later date specified in such notice, in which case Tenant's right to possession of the Demised Premises will cease and this Lease will be terminated, except as to Tenant's liability, as if the expiration of the term fixed in such notice were the end of the term;

                 (b) Without further demand or notice, to reenter and take
            possession of the Demised Premises or any part of the Demised Premises, repossess the same, expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, using such force for such purposes as may be necessary, without being liable for prosecution, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of rent or other amounts payable under this Lease or as a result of any preceding breach of covenants or conditions; or

                 (c) Without further demand or notice, to cure any Event of
            Default and to charge Tenant for the cost of effecting such cure, including, without limitation, reasonable attorneys' fees and interest on the amount so advanced at the rate set forth in Section 3.4, provided that Landlord will have no obligation to cure any such Even of Default of Tenant.

            Should Landlord elect to reenter as provided in subsection (b), or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided by law,

Landlord may, from time to time, without terminating this Lease, relet the Premises or any part of the Demised Premises in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Demised Premises) as Landlord, in its reasonable discretion, may determine, and Landlord may collect and receive the rent. Landlord will in no way be responsible or liable for any failure to relet the Demised Premises, or any part of the Demised Premises, or for any failure to collect any rent due upon such reletting, except to the extent Tenant proves that Landlord's actions in connection therewith are commercially unreasonable. Neither reentry and taking possession of the Demised Premises by Landlord, nor the change of any locks or security devices in the Demised Premises, nor appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease, shall constitute an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. No written notice from Landlord under this section or under a forcible or unlawful entry and detainer statute or similar law will constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event this Lease will terminate as specified in such notice. As used in this Lease, the terms "reenter," "reentry," "take possession," "repossess" and "repossession" are not restricted to their technical legal meanings.

     20.2 Certain Damages. In the event that Landlord does not elect to terminate this Lease as permitted in Section 20.1(a), but on the contrary elects to take possession as provided in Section 20.1, Tenant shall pay to Landlord Minimum Rent, Additional Rent and other sums as provided in this Lease that would be payable under this Lease if such repossession had not occurred, less the net proceeds, if any, of any reletting of the Demised Premises after deducting all of Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, attorneys' fees, expenses of employees, alteration and repair costs, and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the existing term, or the Demised Premises covered by such new lease include other premises not part of the Demised Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection with such reletting as provided in this section will be made in determining the net proceeds from such reletting, and any rent concessions will be equally apportioned over the term of the new lease. Tenant will pay such rent and other sums to Landlord monthly on the day on which the Minimum Rent and Additional Rent would have been payable under the Lease if possession had not been retaken, and Landlord will be entitled to receive such rent and other sums from Tenant on each such day.

     20.3 Continuing Liability After Termination. If this Lease is terminated on account of the occurrence of an Event of Default, Tenant shall remain liable to Landlord for damages in an amount equal to Minimum Rent, Additional Rent and other amounts that would have been owing by Tenant for the balance of the term, had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all of Landlord's expenses in connection with such reletting, including, without limitation, the expenses enumerated in Section 20.2. Landlord shall be entitled to collect such damages from Tenant monthly on the day on which Minimum Rent and other amounts would have been payable under this Lease if this Lease had not been terminated, and Landlord shall be entitled to receive such Minimum Rent, Additional Rent and other amounts from Tenant on each such day. Alternatively, at the option of Landlord, in the event this Lease is so terminated, Landlord will be entitled to recover against Tenant as damages for loss of the bargain and not as a penalty:

     (a) The worth at the time of award of the unpaid Minimum Rent, Additional Rent, late charges and other sums due hereunder that had been earned at the time of termination;

     (b) The worth at the time of award of the amount by which the unpaid Minimum Rent, Additional Rent, late charges and other sums that would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

     (c) The worth at the time of award of the amount by which the unpaid Minimum Rent, Additional Rent, late charges and other sums which would have been owing for the balance of the term of this Lease (had the same not been so terminated by Landlord) after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided;

     (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

            The "worth at the time of award" of the amounts referred to in clauses (a) and (b) above is computed by adding interest at the per annum rate described in Section 3.4 in effect on the date on which this Lease is terminated from the date of termination until the time of the award. The "worth at the time of award" of the amount referred to in clause (c) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of Topeka, Kansas at the time of award plus one percent (1%).

     20.4 Cumulative Remedies. Any suit or suits for the recovery of the amounts and damages set forth in Sections 20.2 and 20.3 may be brought by Landlord, from time to time, at Landlord's election, and nothing in this Lease will be deemed to require Landlord to await the date upon which this Lease or the term would have expired had there occurred no Event of Default. Each right and remedy provided for in this Lease is cumulative and is in addition to every other right or remedy provided for in this Lease or now or after the Commencement Date existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or after the Commencement Date existing at law or in equity or by statute or otherwise will not preclude the simultaneous or later exercise by Landlord of any and all other rights or remedies. All costs and expenses incurred by Landlord in collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease, or in connection with the appointment of a receiver for the Demised Premises, or to enforce any provision of this Lease, including reasonable attorneys' fees from the date any such matter is turned over to an attorney, whether or not one or more actions are commenced by Landlord, also will be recoverable by Landlord from Tenant.

     20.5 Redemption. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future law in the event of Tenant's being evicted or dispossessed for any cause, or in the event of Landlord's obtaining possession of the Demised Premises, by reason of the violation by Tenant of any of the terms, covenants, conditions, provisions or agreements of this Lease, or otherwise.

     20.6 Fees and Expenses. If Tenant shall default in the performance of any obligation on Tenant's part to be performed under this Lease, Landlord may immediately, or at any time thereafter, without notice, perform the same for the account of Tenant. If Landlord at any time is compelled to pay or elects to pay any sum of money or do any act which will require the payment of any sum of money (including, but not limited to, employment of attorneys or incurring of costs), by reason of the failure of Tenant to comply with any term, covenant, condition, provision or agreement hereof, or, if Landlord is compelled to incur or elects to incur any expense (including but not limited to reasonable attorneys' fees in instituting prosecuting or defending any action or proceeding, regardless of whether such action or proceeding proceeds to judgment) by reason of any default of Tenant hereunder, the sum or sums so paid by Landlord with interest at the rate set forth in Section 3.4 and costs and damages shall be due from Tenant to Landlord promptly upon demand by Landlord.

                                   ARTICLE 21
                                 (END OF TERM)

     21.1 Condition of Premises. Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Demised Premises, broom clean, in as good order, condition and repair as they were in on the Commencement Date, ordinary wear and tear excepted. Subject to Landlord's rights under Section 7.3 above, Tenant shall remove all property of Tenant, as directed by Landlord. Any property left on the Demised Premises at the expiration or other termination of this Lease, or after Landlord commences the exercise of any of its remedies provided in Article 20 above following occurrence of any of the Events of Default set forth in Article 19 above, may, at the option of Landlord following ten days' written notice to Tenant given in the manner provided in Section 25.1, either be deemed abandoned or be placed in storage at a public warehouse in the name of and for the account of and at the expense and risk of Tenant. If such property is not claimed by Tenant within ten days after such expiration, termination, or exercise of any remedy by Landlord following the occurrence of an Event of

Default, it may be sold or otherwise disposed of by Landlord and any costs incurred by Landlord in connection with such sale or disposition shall be paid by Tenant immediately upon demand therefor by Landlord. Tenant expressly releases Landlord of and from any and all claims and liability for damage to or loss of property left by Tenant upon the Demised Premises at the expiration or other termination of this Lease, and Tenant hereby indemnifies Landlord against any and all claims and liabilities with respect thereto.

     21.2 Holding Over. Should Tenant hold over after the termination of this Lease, whether such termination occurs by lapse of time or otherwise, such tenancy shall not constitute a renewal hereof but shall be from month to month only, subject to all terms provided herein as may be applicable; provided, however, during any such holdover period, Tenant shall pay Minimum Rent at one hundred fifty percent (150%) of the rate payable for the month immediately preceding termination of this Lease, in addition to Additional Rent and all other sums due and payable under this Lease. This Section 21.2 shall not limit or waive Landlord's right of reentry or any other right hereunder.

     21.3 Holdover Without Consent. In the event Tenant holds over without Landlord's consent, Tenant shall be responsible to Landlord for all damage (including, but not limited to, the loss of rent) which Landlord shall suffer by reason thereof, and Tenant hereby indemnifies Landlord against any and all claims made by any succeeding tenant against Landlord, resulting from delay by Landlord in delivering possession of the Demised Premises to such succeeding tenant due to Tenant's unauthorized holdover. Tenant's obligation to observe or perform all of the terms, covenants, conditions, provisions and agreements of this Article shall survive the expiration or other termination of this Lease.

     21.4 Termination. In the event that this Lease terminates for any reason (including but not limited to termination by Landlord) prior to its natural expiration date, such termination will effect the termination of any and all agreements for the extension of this Lease (whether expressed in an option, exercised or not, or collateral document or otherwise). Any right herein contained on the part of Landlord to terminate this Lease shall continue during any extension hereof.

                                   ARTICLE 22
                      (SURRENDER, WAIVER AND INTEGRATION)

     22.1 Surrender. No act or thing done by Landlord or Landlord's agents during the term hereby demised shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid unless it is set forth in a writing signed by Landlord. No employee of Landlord or Landlord's agents shall have any power to accept the keys of the Demised Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or Landlord's agents shall not operate as a termination of this Lease or as a surrender of the Demised Premises.

     22.2 No Waiver. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any term, covenant, condition, provision or agreement of this Lease or any of the Rules and Regulations attached to this Lease or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent or other sums with knowledge of the breach of any term, covenant, condition, provision or agreement of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations attached to this Lease, or hereafter adopted, against Tenant or any other tenant in the Building shall not be deemed a waiver of any such Rule and Regulation. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant, unless such waiver is contained in a writing signed by the party making the waiver. No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement, legend or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

     22.3 Integration. This Lease contains the entire agreement between the parties, and recites the entire consideration given and accepted by the parties. Any agreement hereafter made shall be ineffective to change, modify, waive or discharge it in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, waiver or discharge is sought.

                                   ARTICLE 23
                                  (JURY TRIAL)

     23.1 Waiver of Jury Trial. The respective parties hereto hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other on any matter whatsoever arising out of, or in any way connected with, this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, any claim of injury or damage to property or person, or the enforcement of any remedy under any statute, emergency or otherwise.

                                   ARTICLE 24
                              (LANDLORD'S DEFAULT)

     24.1 Landlord. Landlord shall not be deemed to have defaulted under or breached any term, covenant, condition, provision, or agreement of this Lease unless Tenant shall have given Landlord a written notice describing the alleged default or breach with particularity and Landlord thereafter shall have failed to cure the default within 30 days following its receipt of the notice; provided, that if the default is of a nature which cannot reasonably be cured within such period, Landlord shall not be in default if it commences to cure the default or breach within the 30-day period and diligently pursues completion of same. In the event of any default or breach by Landlord hereunder and expiration of the cure period without cure of such default or breach, Tenant agrees that its exclusive remedy shall be an action for damages, and Tenant shall have no right to terminate the Lease.

     24.2 Force Majeure. Notwithstanding the above Section 24.1, in the event either Landlord or Tenant is unable to perform any of its duties or fulfill any of its covenants or obligations under this Lease (except, in Tenant's case, obligation to pay rent and other charges as and when they become due Landlord) as a result of causes beyond the control and without the fault or negligence of the party failing to perform, such as for, but not limited to, acts of God, fire, flood, war, governmental controls, material shortages, and labor strikes, fuel or energy shortages, government preemptions or curtailment, riots and civil disturbances, then, the nonperforming party shall not be deemed to be in default under the terms of this Lease during the continuance of such events which rendered it unable to perform and such additional time thereafter as is reasonably necessary to enable the nonperforming party to resume performance of its duties and obligations under this Lease. During such time, Tenant shall be entitled to no offset or abatement (except for such abatement as and when specifically provided in this Lease) of rents or other charges due under this Lease.

                                   ARTICLE 25
                                    (NOTICE)

     25.1 Notice. Any notice, demand or other communication required or permitted to be given to Landlord hereunder shall be in writing and shall be deemed given and received immediately when hand-delivered, or three days after it is deposited in the U.S. Mail, postage prepaid, marked certified or registered mail, addressed to Landlord at the address provided in Section 1.14 above. Any notice, demand or other communication required or permitted to be given to Tenant hereunder shall be in writing and shall be deemed given and received immediately, if left at the Demised Premises addressed to Tenant at any time prior to Landlord's receipt of a written notice from Tenant indicating Tenant has vacated the Demised Premises and providing Landlord with a new address for Tenant, or three days following its deposit into the U.S. Mail, postage prepaid, marked certified or registered mail, addressed to Tenant at the address provided in Section 1.14 above or, after Tenant has notified Landlord it has vacated the Demised Premises, at the address set forth in the written notice indicating the Demised Premises have been vacated. Nothing contained in this Section 25 shall alter or impair Landlord's right to post the Demised Premises in order to give a three-day notice to quit under the Colorado Revised Statutes.

                                   ARTICLE 26
                                   (SECURITY)

     26.1 Security Deposit. Tenant has deposited with Landlord the sum specified in Section 1.15 as security for the faithful performance and observance by Tenant of all of the terms, covenants, conditions, provisions and agreements of this Lease. Tenant shall not be entitled to interest on such security deposit, and Landlord shall not be obligated to hold such deposit as a separate fund, but may commingle it with other funds. In the event Tenant defaults in respect of any of the terms, covenants, conditions, provisions or agreements of this Lease, including, but not limited to, the payment of rent or other sums due hereunder, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent or any other sums as to which Tenant is in default, or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants, conditions, provisions or agreements of this Lease. Tenant, upon demand by Landlord, will forthwith replenish the security deposit or any portion thereof so used or applied by Landlord.

     26.2 Return of Deposit. In the event that Tenant shall fully and faithfully comply with all of the terms, covenants, conditions, provisions and agreements of this Lease, including, without limitation, Tenant delivers entire possession of the Demised Premises to Landlord and pays Minimum Rent, Additional Rent and all other sums due under this Lease, the security deposit, without interest, shall be returned to Tenant within 60 days after the date the Lease terminated.

     26.3 Transfer of Project. In the event of a sale of the Project and/or Building or leasing of the Project and/or the entire Building, or the sale of such leasehold, Landlord shall have the right to transfer the security deposit to the transferee or lessee, and, upon assumption of this Lease and acknowledgment of receipt of such security deposit by such transferee or lessee, Landlord shall thereupon be released by Tenant from all liability for the return of such security deposit; and the provisions hereof shall apply to every transfer or assignment made of the security deposit to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the security deposit, and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In the event of the termination of any ground lease or foreclosure of any fee or leasehold mortgage or deed of trust (or conveyance in lieu thereof) now or hereafter affecting the real property of which the Demised Premises form a part, Tenant shall look to the new landlord for the return of said security deposit if said security deposit is transferred to the new landlord.

                                   ARTICLE 27
                (TRANSFER BY LANDLORD AND LANDLORD'S LIABILITY)

     27.1 Transfer of Landlord's Interest. In the event of a transfer sale, conveyance, or assignment by Landlord of Landlord's interest in the Project (other than a transfer for security purposes only), and assumption by the assignee or transferee of Landlord's obligations under this Lease, Landlord shall be relieved from and after the date specified in any notice to Tenant of such transfer or assignment of all of Landlord's obligations and liabilities accruing under this Lease thereafter and Tenant agrees to took only to such assignee or transferee of Landlord's interest for performance of Landlord's obligations under this Lease.

     27.2 Limited Liability of Landlord. Landlord (and in case Landlord shall be a joint venture, partnership, limited liability company, tenancy in common, association, or other form of joint ownership, the partners, members or cotenants of any such form of joint ownership) shall have absolutely no personal liability arising from or in connection with this Lease in the event of a breach or default by Landlord of any of its obligations. Tenant shall look solely to the equity of the Landlord in the Project at the time of the breach or default (or if the interest of Landlord is a leasehold interest at that time, Tenant shall look solely to such leasehold interest) for satisfaction of any remedies of Tenant. Such exculpation of liability shall be absolute and without exception.

                                   ARTICLE 28
                           (ENVIRONMENTAL COVENANTS)

     28.1 Definition of Hazardous Materials. For purposes of this Lease, "Hazardous Materials" means any explosives, radioactive materials, hazardous wastes, or hazardous substances, including, without limitation, substances defined as "hazardous substances" or "hazardous wastes" or "solid wastes" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended 42 U.S.C. Section Section 9601-9657; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Section Section 1801-1812; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section Section 6901-6987; or any other federal, state, or local statue, law, ordinance, code, rule, regulation, order, or decree regulating, relating to, or imposing liability or standards of conduct concerning hazardous materials, wastes, or substances now or at any time hereafter in effect (collectively, "Hazardous Materials Laws").

     28.2 Hazardous Materials Covenant. Tenant will not cause or permit the storage, use, generation, or disposition of any Hazardous Materials in, on, or about the Demised Premises or the Project by Tenant, its agents, employees, or contractors other than in compliance with all Hazardous Materials Laws. Tenant will not permit the Demised Premises to be used or operated in a manner that may cause the Demised Premises or the Project to be contaminated by any Hazardous Materials in violation of any Hazardous Materials Laws. Tenant will advise Landlord in writing within 24 hours of when Tenant becomes aware of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened pursuant to any Hazardous Materials Laws relating to any Hazardous Materials affecting the Demised Premises of which Tenant becomes aware, and (ii) all claims made or threatened by any third party against Tenant, Landlord, or the Demised Premises relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from any Hazardous Materials on or about the Demised Premises of which Tenant becomes aware. Without Landlord's prior written consent, Tenant will not take any response action or enter into any agreements, or settlements in response to the presence of any Hazardous Materials in, on, or about the Demised Premises.

     28.3 Tenant's Indemnity. Tenant will be solely responsible for and will defend, indemnify and hold Landlord, its agents, and employees harmless from and against all claims, costs, and liabilities, including attorneys' fees and costs, arising out of or in connection with Tenant's breach of its obligations in this Article 28. Tenant will be solely responsible for and will defend, indemnify, and hold Landlord, its agents, and employees harmless from and against any and all claims, costs, and liabilities, including attorneys' fees and costs, arising out of or in connection with the removal, remediation, and restoration work and materials necessary to return the Demised Premises and any other property of whatever nature located on the Project to the condition they would have been in the absence of Tenant's Hazardous Materials on the Demised Premises. Tenant's obligations under this Article 28 will survive the expiration or other termination of this Lease.

     28.4 Landlord's Indemnity. Landlord represents and warrants to Tenant, to the extent of Landlord's actual knowledge, that as of the date of this Lease:

                 (a) No Hazardous Materials are being generated, used, treated, stored or disposed of on, in or under the Demised Premises;

                 (b) Landlord has received no notice of, and is not aware of, any actual violation of any Hazardous Materials Laws affecting the Demised Premises or the Project, or any activity conducted on the Demised Premises or the Project, other than any violations which may arise from the activities of Syntex Chemicals, Inc., or affiliates of Syntex Chemicals; and

                 (c) No action or proceeding is pending before or appealable from any court, quasi-judicial body or administrative agency relating to the enforcement of any Hazardous Materials Laws affecting the Demised Premises or the Project, or any activity conducted on the Demised Premises or the Project, other than actions and proceedings involving Syntex Chemicals, Inc., or affiliates of Syntex Chemicals.

Landlord will be solely responsible for and will defend, indemnify and hold Tenant, its agents and employees harmless from and against all claims, costs, and liabilities, including attorneys' fees and costs, arising out of or in connection with any claim that any of the matters represented and warranted by Landlord in this Section 28.4 are inaccurate or untrue. Landlord's obligations under this Section 28.4 will survive the expiration or other termination of this Lease.

                                   ARTICLE 29
                                (TENANT'S TAXES)

     29.1 Personal Property Taxes. Tenant shall pay prior to delinquency all taxes assessed against and levied upon the trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Demised Premises. If any of Tenant's personal property is assessed with Landlord's real property, Tenant shall pay to Landlord the taxes attributable to

Tenant's property within ten days following Tenant's receipt of a written demand therefor from Landlord. Tenant will use reasonable commercial efforts to have any of Tenant's Equipment upon which a building permit fee is assessed, either in connection with the Tenant's Work described in the Addendum to this Lease or any subsequent alterations to the Demised Premises, identified on Tenant's personal property tax return.

     29.2 Sales and Withholding Tax Reporting. Tenant shall timely pay all federal, state and local taxes applicable to Tenant and Tenant's business before the same are delinquent, including, without limitation, all income taxes, withholding taxes for employees, and state and local sales and use taxes, to the extent the foregoing may result in a lien against the Demised Premises or any property of Landlord.

     29.3 Exemption of Premises from Tax Lien. Pursuant to and for purposes of Colo. Rev. Stat. Section 39-26-117(1)(b) and Section 39-26-205(3), as amended from time to time, the Demised Premises, any other part of the Project used by Tenant, and all of the business fixtures, alterations, installations, additions and improvements made to or installed in the Demised Premises (whether constructed by, for or at the expense of Landlord or Tenant) other than Tenant's Equipment, and any equipment owned by Landlord and used by Tenant, all of which are, and shall be deemed to be, property owned by Landlord and all of which Landlord hereby leases to Tenant, shall be exempt from any lien for sales and use taxes otherwise imposed by the taxing authorities of the State of Colorado. Pursuant to Colo. Rev. Stat. Section 39-22-604(7)(c), as amended from time to time, the Demised Premises and any other part of the Project used by Tenant and all of the business fixtures, alterations, installations, additions and improvements made to or installed in the Demised Premises (whether constructed by, for or at the expense of Landlord or Tenant) other than Tenant's Equipment, and any equipment owned by Landlord and used by Tenant, all of which are, and shall be deemed to be, property owned by Landlord and all of which Landlord hereby leases to Tenant, shall be exempt from any lien for withholding taxes otherwise imposed by the taxing authorities of the State of Colorado. In furtherance of obtaining such exemptions from the date of execution of this Lease, upon the request of Landlord, Tenant shall execute a memorandum of this Lease for filing with the Colorado Department of Revenue, such memorandum to be in the form as may be prescribed by the Department of Revenue.

                                   ARTICLE 30
                                (MISCELLANEOUS)

     30.1 Plans. Any plan attached to and made part of this Lease, except as otherwise specifically provided, is used solely for the purpose of identifying or designating the Demised Premises, and to the extent any markings, measurements, dimensions or notes of any kind contained thereon conflict with any of the terms, covenants, conditions, provisions or agreements of this Lease, such other terms, covenants, provisions or agreements shall govern.

     30.2 Broker. Tenant represents that Tenant has dealt directly with (and only with) any broker listed in Section 1.18 as broker in connection with this Lease and that, insofar as Tenant is aware, no other broker negotiated this Lease or is entitled to any commission in connection with it. Tenant hereby indemnifies and holds harmless Landlord from and against any liability loss or damage (including attorneys' fees) arising of any misrepresentation by Tenant contained in this
Section 30.3. Landlord will pay all commissions and other amounts owing to the brokers listed in Section 1.18 in connection with this Lease. Landlord shall indemnify and hold Tenant harmless from and against any claims, liabilities, damages and costs arising out of any claims made by such brokers or by any other broker with which Landlord has dealt in connection with this Lease.

     30.3 Binding Effect. All of the terms, conditions, provisions and agreements of this Lease shall be deemed to be covenants. The covenants contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives and successors, and, except as otherwise provided in this Lease, their assigns. This Lease is offered to Tenant for signature by Tenant, and this Lease shall not be binding upon Landlord unless and until such time as Landlord shall have executed and delivered the same to Tenant.

     30.4 Act of Tenant. If a partnership or more than one legal person is at any time Tenant, (i) each partner and each legal person is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed or performed by Tenant, and (ii) the term "Tenant" as used in this Lease shall mean and include each of them jointly and severally, and the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy or this Lease, including but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed. Termination of a Tenant which is a partnership shall be deemed to be an assignment jointly to all of the partners, who shall thereafter be governed by the next preceding clauses (i) and (ii) hereof just as if each and all such former partners initially had signed this Lease as individuals.

     30.5 Headings. Article and Section headings are used herein for convenience of reference only. Such headings do not constitute part of this Lease and may not be used to define or limit the scope or intent of this Lease or any of its provisions.

     30.6 Construction. The language in all parts of this Lease shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant, regardless of whether Landlord or Tenant, or Landlord's or Tenant's legal representative, drafted this Lease or any provision hereof.

     30.7 Severability. In the event any term, covenant, condition, provision or agreement herein contained is held to be invalid or unenforceable by any court of competent jurisdiction, the invalidity of any such term, covenant, condition, provision or agreement shall in no way affect the validity or enforceability any other term, covenant, condition, provision or agreement herein contained.

     30.8 Security. Landlord shall not be obligated to provide or maintain any security patrol or security system. However, if Landlord decides to provide such patrol or system, the cost thereof shall be included in Operating Costs as defined in Article 4 above. Landlord shall not be responsible for the quality of any such patrol or system which may be provided hereunder or for any damage or injury to Tenant, its employees, invitees or others due to the defect, failure, action or inaction of such patrol or system.

     30.9   Parking.  Intentionally deleted.

     30.10 Storage. Any basement storage space or other storage space at any time demised to Tenant hereunder shall be used exclusively for storage. Notwithstanding any other provision of this Lease to the contrary, (i) only such ventilation and heating will be furnished by Landlord as will, in Landlord's judgment, be adequate for use of said space for storage, (ii) no cleaning, water or air conditioning will be furnished therefor, and (iii) only such electricity will be furnished thereto as will, in Landlord's judgment, be adequate to light said space as storage space.

     30.11 Time. Time is of the essence with respect to the performance of each and every provision of this Lease. In the event the last day for performance of any act required or permitted under this Lease falls on a Saturday, Sunday, or holiday, the time for such performance will be extended to the next succeeding business day. Each time period under this Lease will exclude the first day and include the last day of such period.

     30.12 No Recording. Neither this Lease, nor any notice or memorandum regarding the terms hereof shall be recorded by Tenant. Any such unauthorized recording shall give Landlord the right to declare a breach of this Lease and pursue the remedies provided herein.

     30.13 Name Change. If the name of Tenant or any successor or assign shall be changed during the term of this Lease, such party shall promptly notify Landlord thereof, which notice shall be accompanied by a certified copy of the document effectuating such change of name.

     30.14 Estoppel. Tenant shall at any time and from time to time upon not less than ten days' prior notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying to those facts related to this Lease for which certification reasonably has been requested by Landlord or by any current or prospective purchaser, mortgagee or beneficiary under a deed of trust, including, without limitation, (i) that this Lease is unmodified and in full force and effect (or, if modified, adequately identifying such modification and certifying that this Lease, as so modified, is in full force and effect), (ii) the dates to which the Minimum Rent, Additional Rent and other charges have been paid, (iii) whether there is any default by Tenant or, to the knowledge of Tenant, by Landlord, in the performance of any term, covenant, condition, provision or agreement contained in this Lease, and (iv) whether there are any setoffs, defenses or counterclaims against enforcement of the obligations to be performed under this Lease and, if there are, specifying each such default, setoff, defense or counterclaim. Any such statement may be relied upon conclusively by any prospective purchaser or lessee or encumbrancer of the Demised Premises or of all or any portion of the Building or the Project. Tenant's failure to certify such statement within such ten-day period shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord's performance, and that not more than one month's Minimum and Additional Rent has been paid in advance.

     30.15 Publicity and Advertisement. Landlord and Tenant agree that neither party or their agents, employees, or brokers, will issue or authorize the issuance of any press release, publicity, or information concerning the details of this Lease, without the prior written consent of the other party. Notwithstanding the foregoing, either party shall have the right to disclose information regarding this Lease and the identity of parties hereto without the consent of the other party (a) in any circumstance where such disclosure is required by law, including, without limitation, securities laws to which the disclosing party is subject, (b) pursuant to a subpoena issued by any government organization or agency or an order entered by a court having competent jurisdiction, and (c) to actual or potential lenders or investors to whom such disclosure would be appropriate, but only if prior to such disclosure, the disclosing party first obtains a written agreement from such lender or investor to keep such information confidential.

     30.16 Choice of Law. This Lease shall be governed by, and interpreted in accordance with, the laws of the State of Colorado, without giving effect to conflicts of law principles.

     30.17 Days. References herein to "days" shall be deemed to refer to calendar and not business days, unless the context clearly indicates otherwise.

     30.18 Incorporation of Exhibits. Any addendum, rider or exhibit annexed hereto is made a part hereof. See attached Addendum for additional provisions.

     See attached Addendum for additional provisions.

                              LANDLORD:

                              FLATIRONS COTTONWOOD, INC.,
                                   a Delaware corporation

                              By:  LaSalle
                                   Advisors Limited, a Delaware limited
                                   partnership, as Advisor to Public Employees'
                                   Retirement Association of Colorado, the sole
                                    shareholder of Flatirons Cottonwood, Inc.

                                   By:  /s/ James P. Creighton
                                       ------------------------
                                   Name: James P. Creighton
                                   Its:  Principal


                              TENANT:

                              XENOMETRIX, INC., a Delaware corporation


                              By:  /s/ Ronald L. Hendrick
                                   -----------------------
                              Name: Ronald L. Hendrick
                              Its:  V.P. and C.F.O.

                                  EXHIBIT A

                       (DEPICTION OF DEMISED PREMISES)

                                  EXHIBIT B

                                   SIGNAGE

                      [GRAPHIC DEPICTING XENOMETRIX SIGN]

                                   EXHIBIT C

                               TENANT'S EQUIPMENT


DESCRIPTION

Autoclaves
Walk-in cold rooms
Glassware dryers
Glassware washers
Biological Safety Cabinets
Ice makers
Chemical fume hoods
Self-contained mobile warm rooms
Case-work cabinet modules
Chem Surf counter tops
All gas, vacuum, electrical and plumbing fixtures in casework

Descriptions subject to change upon mutual agreement of Landlord and Tenant as plans are finalized and additional equipment is obtained.

                                   EXHIBIT D

     RULES AND REGULATIONS


     The rules and regulations set forth in this Exhibit D shall be and hereby are made a part of the lease to which they are attached. Whenever the term "Tenant" is used in these rules and regulations, it shall be deemed to include Tenant, its employees or agents and any other persons permitted by Tenant to occupy or enter the Demised Premises. The following rules and regulations may from time to time be modified by Landlord in Landlord's sole discretion.

     1. OBSTRUCTION. The sidewalks, entries passages, stairways, and other parts of the Building available for use by Tenant in common with others shall be controlled by Landlord and shall not be obstructed by Tenant or used for any purpose other than ingress or egress to and from the Demised Premises. Tenant shall not place any item in any of such locations, whether or not any such item constitutes an obstruction, without the prior written consent of Landlord. Landlord shall have the right to remove any obstruction or any such item without notice to Tenant and at the expense of Tenant.

     2. DELIVERIES. Tenant shall insure that all deliveries of supplies to the Demised Premises shall be made only at the delivery area designated by Landlord, if any, and only during the ordinary business hours. Tenant shall insure that the streets, roads and parking areas in the general vicinity of the Building are not used for deliveries to the Demised Premises if not designated as "Loading Zones." If any person delivering supplies to Tenant damages any part of the Building, Tenant shall pay to Landlord upon demand the amount required to repair such damage.

     3. MOVING. Furniture, trade fixtures and equipment shall be moved in or out of the Building only during such hours and in such manner as may be prescribed by Landlord. Landlord shall have the right to approve or disapprove, in its reasonable discretion, the movers or moving company employed by Tenant. If Tenant s movers damage any part of the Building, Tenant shall pay to Land lord upon demand the amount required to repair such damage.

     4. RESERVED AREAS. Tenant shall not use any utility area, truck loading area, or other area reserved for special use in conducting business, without the prior written consent of Landlord. Tenant shall use such areas only for the specific purposes for which Landlord's consent to use these areas has been given.

     5. HEAVY ARTICLES. Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot area for which such floor was designed and which is allowed by law or which may, in the reasonable opinion of Landlord, constitute a hazard to or may damage the Building. Tenant will pay the fees of the structural engineer of the Building if structural engineering advice is necessary in planning the positioning of heavy loads. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient to absorb and prevent vibration, noise and annoyance. Safes and other heavy equipment, the weight of which will not constitute a hazard or damage the Building or its equipment, shall be moved into, from or about the Building only during such hours and in such manner as shall be prescribed by Landlord.

      6. NUISANCE. Tenant shall not do or permit anything to be done in the Demised Premises, or bring or keep anything therein which would in any way constitute a nuisance or waste, or obstruct or interfere with the rights of other tenants of the Building, or in any way injure or annoy them, or conflict with the laws relating to fire, or with any regulations of the fire department, or with any insurance policy upon the Building or any part thereof, or conflict with any of the rules or ordinances of any government authority having jurisdiction over the Building. Tenant shall not cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors, to emanate from the Demised Premises.

      7. LOCKS AND KEYS FOR PREMISES. A reasonable number of keys to the Demised Premises and to the toilet rooms if locked by Landlord will be furnished by Landlord, and Tenant shall not have any duplicate key made. No additional lock or locks shall be placed by Tenant on any door in the building and no existing lock shall be changed unless written consent of Landlord shall first have been obtained. At the termination of this tenancy Tenant shall promptly return to Landlord all keys to the Demised Premises and toilet rooms.

     8. USE OF WATER FIXTURES. Water closets and other water fixtures shall not be used for any purpose other than that for which they are intended, and any damage resulting to such fixtures from misuse on the part of Tenant shall be paid for by Tenant. No person shall waste water by tying back or wedging the faucets or in any other manner.

     9. NO ANIMALS: EXCESSIVE NOISE. No animals (except "seeing-eye" dogs accompanied by their owners) shall be allowed in the Demised Premises except for laboratory animals which Landlord has agreed in writing may be allowed. No person shall disturb the occupants of this or adjoining buildings or space by the use of any radio, loudspeaker or musical instrument or by the making of loud or improper noises.

     10. BICYCLES. Bicycles or other vehicles shall not be permitted anywhere inside or on the sidewalks outside of the Building, except in those areas designated by Landlord for bicycle parking, if any.

     11. TRASH. All trash, refuse, and waste materials shall be stored by Tenant in adequate containers and regularly removed from the Demised Premises at Tenant's expense. These containers shall not be visible to the general public and shall not constitute a health or fire hazard or nuisance. Landlord shall, however, provide trash containers and removal services to the Building, the expense of which shall be paid by Tenant to the extent of its proportionate share.

     12. HAZARDOUS OPERATIONS AND ITEMS. Tenant shall not install or operate any steam or gas engine or boiler, or carry on any mechanical business in the Demised Premises without Landlord's prior written consent, which consent may be withheld in Landlord's absolute discretion. The use of oil, gas or flammable liquids for heating, lighting or any other purpose is expressly prohibited. Tenant shall not bring or permit to be brought or kept in or on the Demised Premises any flammable, combustible or explosive fluid, material, chemical or substance.

     13. HOURS FOR REPAIRS, MAINTENANCE AND ALTERATIONS. Any repairs, maintenance and alterations required or permitted to be done by Tenant under the Lease shall be done only during the ordinary business hours.

     14. NO DEFACING OF PREMISES. Except as permitted by Landlord, Tenant shall not mark upon, paint signs upon, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions or floors of the Demised Premises or of the Building, and any defacement, damage or injury caused by Tenant shall be paid for by Tenant.

     15. NO SOLICITATION, ETC. Tenant shall not engage in or permit any canvassing, soliciting, peddling, parading, picketing or demonstrating or distributing of any circular, booklet, handbill, placard, leaflet or other material in any part of the Building, including, but not limited to, any sidewalks, corridors, halls and lobbies.

     16. CAPTIONS. The captions for each of these rules and regulations is added as a matter of convenience only and shall be considered of no effect in the construction of any provision or provisions of these rules and regulations.

                               TABLE OF CONTENTS



 ARTICLE 1  (Fundamental Lease Provisions)....................................1

 ARTICLE 2  (Lease of Demised Premises).......................................3
            2.1  Lease of Demised Premises....................................3
            2.2  Term.........................................................3
            2.3  Common Areas.................................................3
            2.4  Delay in Commencement........................................4
            2.5  Condition of Premises........................................4
            2.6  Quiet Enjoyment..............................................4
            2.7  Landlord's Representations and Warranties....................4

 ARTICLE 3  (Rent)............................................................5
            3.1  Rent.........................................................5
            3.2  Rent Adjustment..............................................5
            3.3  Rent Adjustment Statement....................................6
            3.4  Interest on Delinquent Rent..................................6
            3.5  Late Charge..................................................6

 ARTICLE 4  (Operating Costs).................................................6
            4.1  Payment of Costs.............................................6
            4.2  Definition...................................................7
            4.3  Estimated Payments..........................................10
            4.4  Annual Settlement...........................................11
            4.5  Final Proration.............................................11
            4.6  No Representation...........................................12
            4.7  Additional Rent.............................................12

 ARTICLE 5  (Occupancy)......................................................12
            5.1  Use.........................................................12
            5.2  Compliance with Law.........................................12
            5.3  Food, Beverages and Odors...................................13
            5.4  Waste.......................................................13
            5.5  Signs.......................................................13

 ARTICLE 6  (Assignment and Subletting)......................................13
            6.1  Assignment, Mortgage, Subletting............................13
            6.2  Procedure for Assignment....................................14
            6.3  No Release of Tenant........................................14

 ARTICLE 7  (Alterations)....................................................14
            7.1  Alterations.................................................14
            7.2  Notice......................................................15
            7.3  Title to Improvements.......................................15

 ARTICLE 8  (Repairs)........................................................16
            8.1  Tenant's Repairs............................................16
            8.2  Window and Floor Coverings..................................16
            8.3  Landlord's Repairs..........................................16
            8.4  No Rent Abatement...........................................17

 ARTICLE 9  (Insurance)......................................................17
            9.1  Landlord's Insurance Coverage...............................17
            9.2  Tenant's Insurance Coverage.................................17
            9.3  Form of Policies............................................18
            9.4  Waiver of Subrogation.......................................18
            9.5  Landlord's Liability........................................19
            9.6  Tenant's Indemnification....................................19

 ARTICLE 10  (Subordination, Non-Disturbance  and Attornment)................19
           10.1  Subordination...............................................19
           10.2  Attornment..................................................19
           10.3  Mortgages...................................................19
           10.4  Non-Disturbance.............................................20

 ARTICLE 11  (Rules and Regulations).........................................20
           11.1  Compliance with Rules.......................................20

 ARTICLE 12  (Damage or Destruction).........................................20
           12.1  Damage......................................................20
           12.2  Right to Terminate Lease....................................21
           12.3  Obligations of Tenant.......................................21
           12.4  Abatement of Rent...........................................21

 ARTICLE 13  (Eminent Domain)................................................22
           13.1  Eminent Domain..............................................22
           13.2  Damages.....................................................22
           13.3  Restoration.................................................22

 ARTICLE 14  (Utilities and Services)........................................23
           14.1  Installation and Use........................................23
           14.2  Use and Payment.............................................23

           14.3  Utility Services by Landlord................................23
           14.4  Interruption of Service.....................................23
           14.5  Excessive Use...............................................24
           14.6  Plumbing....................................................24
           14.7  Cessation of Services.......................................24
           14.8  Supplementary HVAC System...................................24

 ARTICLE 15  (Access)........................................................25
           15.1  Access for Repairs..........................................25
           15.2  Access to Show or Renovate..................................25
           15.3  Conditions of Entry.........................................25
           15 4  Minimizing Interference.....................................25

 ARTICLE 16  (Certificates of Occupancy).....................................26
           16.1  Certificates of Occupancy...................................26

 ARTICLE 17  (Life Safety Systems)...........................................26
           17.1  Life Safety Systems.........................................26

 ARTICLE 18  (Bankruptcy)....................................................26
           18.1  Bankruptcy Prior to Term....................................27
           18.2  Bankruptcy During Term......................................27
           18.3  Measure of Damages..........................................27
           18.4  Other Remedies..............................................27

 ARTICLE 19  (Default).......................................................28
           19.1  Events of Default...........................................28

 ARTICLE 20  (Remedies)......................................................29
           20.1  Landlord's Remedies.........................................29
           20.2  Certain Damages.............................................30
           20.3  Continuing Liability After Termination......................30
           20.4  Cumulative Remedies.........................................31
           20.5  Redemption..................................................32
           20.6  Fees and Expenses...........................................32

 ARTICLE 21  (End of Term)...................................................32
           21.1  Condition of Premises.......................................32
           21.2  Holding Over................................................33
           21.3  Holdover Without Consent....................................33
           21.4  Termination.................................................33

 ARTICLE 22  (Surrender, Waiver and Integration).............................33
           22.1  Surrender...................................................33

           22.2  No Waiver...................................................34
           22.3  Integration.................................................34

 ARTICLE 23  (Jury Trial)....................................................34
           23.1  Waiver of Jury Trial........................................34

 ARTICLE 24  (Landlord's Default)............................................34
           24.1  Landlord....................................................34
           24.2  Force Majeure...............................................35

 ARTICLE 25  (Notice)........................................................35
           25.1  Notice......................................................35

 ARTICLE 26  (Security)......................................................35
           26.1  Security Deposit............................................35
           26.2  Return of Deposit...........................................36
           26.3  Transfer of Project.........................................36

 ARTICLE 27  (Transfer by Landlord and Landlord's Liability).................36
           27.1  Transfer of Landlord's Interest.............................36
           27.2  Limited Liability of Landlord...............................37

 ARTICLE 28  (Environmental Covenants).......................................37
           28.1  Definition of Hazardous Materials...........................37
           28.2  Hazardous Materials Covenant................................37
           28.3  Tenant's Indemnity..........................................37
           28.4  Landlord's Indemnity........................................38

 ARTICLE 29  (Tenant's Taxes)................................................38
           29.1  Personal Property Taxes.....................................38
           29.2  Sales and Withholding Tax Reporting.........................39
           29.3  Exemption of Premises from Tax Lien.........................39

 ARTICLE 30  (Miscellaneous).................................................39
           30.1  Plans.......................................................39
           30.2  Broker......................................................39
           30.3  Binding Effect..............................................40
           30.4  Act of Tenant...............................................40
           30.5  Headings....................................................40
           30.6  Construction................................................40
           30.7  Severability................................................40
           30.8  Security....................................................41
           30.9  Parking.....................................................41

           30.10  Storage...................................................41
           30.11  Time......................................................41
           30.12  No Recording..............................................41
           30.13  Name Change...............................................41
           30.14  Estoppel..................................................41
           30.15  Publicity and Advertisement...............................42
           30.16  Choice of Law.............................................42
           30.17  Days......................................................42
           30.18  Incorporation of Exhibits.................................42

                                  ADDENDUM TO
                     LEASE DATED JULY 1, 1996 (THE "LEASE")
                       BETWEEN FLATIRONS COTTONWOOD, INC.
                              AND XENOMETRIX, INC.


     This Addendum is annexed to and constitutes a part of that certain Lease described above. In the event of a conflict between this Addendum and the provisions set forth in the Lease, the terms of this Addendum shall control. In all other respects, the terms and conditions of the Lease are republished and reaffirmed hereby. Capitalize terms not defined herein shall have the meanings ascribed to them in the Lease.

     A. Rent for July through August, 1996. Notwithstanding any provision to the contrary contained in the Lease, Tenant shall not be obligated to pay to Landlord Minimum Rent or Additional Rent prior to September 1, 1996. Tenant shall pay for any utilities serving the Demised Premises and for Tenant's janitorial services during period prior to September 1.

     B.   Renewal Options.

               (1) Options. Provided there is then no uncured default by Tenant under the terms of the Lease, and provided, further, that the original Tenant, Xenometrix, Inc., continues to occupy the Demised Premises, as Tenant, and the Lease shall not have been assigned, or the Demised Premises sublet, by Xenometrix, Inc. (with or without Landlord's consent), then Tenant shall have two successive options to renew the Lease for two additional terms of three years each on the same terms and conditions in effect during the primary term of the Lease, except that (a) Minimum Rent for the first year of the first renewal period shall be the greater of Minimum Rent determined in accordance with subparagraph (3) below, or $12 per square foot, (b) Minimum Rent for the first year of the second renewal period shall be the greater of Minimum Rent determined in accordance with subparagraph (3) below or $13 per square foot, and (c) Minimum Rent for the second and third years of each renewal period shall be adjusted in accordance with Section 3.2 of the Lease using as the Base Index for the renewal period, the average of the monthly CPIs for each of the twelve months of the full calendar year in which such renewal period commences.

               (2) Notice to Determine Rent. No more than eight months nor less than six months prior to the last day of the then current term of the Lease, Tenant shall be entitled to give to Landlord notice of its desire to establish Minimum Rent for the first year of the renewal period for the Demised Premises (a "Minimum Rent Determination Notice").

               (3) Amount of Rent. Upon Landlord's receipt of a Minimum Rent Determination Notice, Landlord shall inform Tenant, in writing, of Landlord's determination of the fair market rental for the first year of the applicable renewal period. If Landlord has not received written objection from Tenant within 15 days of the date of such notification, it shall be deemed that Tenant's Minimum Rent for the first year of the renewal period shall be the amount determined by Landlord, if Tenant chooses to exercise its renewal option. If Tenant disagrees with Landlord's determination of the fair market rental, Tenant shall notify Landlord in writing within 15 days from Tenant's receipt of Landlord's determination. Tenant's notification shall advise Landlord of the exact amount of the fair market rental as determined by Tenant.

               If Landlord rejects Tenant's suggested fair market rental and a compromise cannot be negotiated by the parties within 15 days after Tenant submits its suggested fair market rental, then the fair market rental shall be determined by an independent appraisal conducted as set forth below. Within 30 days after the written notice of a suggested fair market rental from Tenant, the parties shall mutually choose an impartial arbitrator, who shall be a real estate leasing broker having at least five years' experience in the Boulder, Colorado commercial real estate market, to finally determine fair market rental. Both parties shall each submit a suggested determination of fair market rental to the arbitrator (which my differ from the amounts previously suggested by the parties), and within 30 days of the arbitrator's selection, the arbitrator shall only select either Landlord's or Tenant's determination of fair market rental, and such selection by the arbitrator shall be the final determination of fair market rental and shall be binding on both parties. If the parties are unable to agree on the selection of an arbitrator, then the arbitrator shall be appointed by the American Arbitration Association acting through its office nearest the Demised Premises. All cost of arbitration shall be paid by the Tenant, regardless of whether Tenant's determination of fair market rental is selected by the arbitrator. The term "fair market rental" shall mean the amount of rent expressed in dollars and cents per square foot of Rentable Area in the Demised Premises, established as the base or minimum annual rent per square foot to be charged for similar lease renewals for office/light industrial space, for terms of three years, for a comparable use and age in the Boulder Metropolitan Area, but shall not include any increase in rent which might be obtained for the Demised Premises solely as a result of the wet lab improvements installed by Tenant. Minimum Rent for the second and third year of the renewal period shall be adjusted in accordance with Section 3.2 of the Lease, as modified by subparagraph (1) above.

               (4) Exercise of Option. Within ten days following final determination of fair market rental in accordance with subparagraph (3) above, Tenant shall give Landlord written notice if it wishes to exercise the option granted in subparagraph (1). If Tenant fails to notify Landlord in accordance with this subparagraph (4), Tenant shall be deemed to have waived its option to renew the Lease and the Lease shall expire at 11:59 p.m. on the last day of the initial term or first renewal period, whichever is applicable.

     C.   Tenant Finish.

          (1) Tenant shall be required to make the improvements to the Demised Premises described on Attachment 1 attached hereto ("Tenants Work"). Tenant's Work shall create finished ceilings, walls and floor surfaces as well as complete HVAC, lighting, electrical and fire protection systems. All plans and specifications for construction of Tenant's Work (the "Plans and Specifications") including, without limitation, architectural, mechanical, plumbing and electrical drawings and layout plans shall be subject to Landlord's prior written approval, which approval shall not be withheld or delayed unreasonably. Landlord shall use commercially reasonable efforts to approve or disapprove Tenant's Plans and Specifications within ten business days of Landlord's receipt of same. If Landlord rejects such Plans and Specifications, Landlord shall state the reasons for rejection whereupon Tenant shall revise the Plans and Specifications based upon Landlord's reasons for rejection and resubmit them to Landlord. Upon Landlord's approval of the Plans and Specifications, they shall be clearly marked "Approved and Issued for Construction" and initialed by Tenant and Landlord. Any changes in the approved Plans and Specifications may be made only pursuant to a written request by Tenant which has been approved by Landlord as set forth above.

          (2) Tenant shall appoint and employ, solely at Tenant's expense, subject to paragraph C(6) below, a contractor that is reasonably acceptable to Landlord, as general contractor ("Tenant's General Contractor") to carry out the work to be performed by Tenant hereunder. Landlord hereby approves the general contractors listed on Attachment 2 hereto. As used herein, the term "Tenant's Contractors" shall mean all persons, including, without limitation, Tenant's General Contractor and all subcontractors of Tenant's General Contractor who provide services, labor, skills, materials, or other items in connection with Tenant's Work. Prior to selecting Tenant's Contractors, Tenant shall obtain bids for Tenant's Work from such contractors and submit the bids to Landlord. Landlord shall have the right to receive copies of bids submitted by Tenant under this paragraph C(2), but shall have no right to approve or disapprove the bids. If Landlord requests, Tenant's General Contractor or Tenant's Contractors shall furnish Landlord with a payment and performance bond satisfactory to Landlord. Tenant and Tenant's Contractors shall obtain and keep in force such insurance as Landlord reasonably shall require, in such amounts, on such forms and with such insurance companies as Landlord reasonably shall require or approve. In all events such insurance shall include builder's risk insurance, workmen's compensation insurance, and comprehensive general public liability insurance and, for Tenant's General Contractor, architects and engineers only, errors and omissions insurance. All such insurance policies shall name Landlord as an additional insured, and contain an agreement by the insurer to give Landlord not less than thirty (30) days prior written notice of any changes and/or the intention of the insurer to cancel the policies.

          (3) Construction of Tenant's Work shall be done in accordance with the following criteria:

               (a) the work shall be done as expeditiously as possible in good workmanlike manner and with new materials, except that Tenant's Equipment installed in the Demised Premises may include Tenant's existing property or other used property so long as any such property continues to comply with all applicable performance and safety standards such as those promulgated by the National Fire Prevention Association, Underwriter's Laboratories and ANSI;

               (b) the work shall be done only in accordance with the approved Plans and Specifications;

               (c) the work shall be done only after Tenant has obtained all bonds, permits, approvals, licenses and insurance policies required by this lease or by any governmental, quasi-governmental or regulatory authority having jurisdiction over the Demised Premises.

               (d) the work shall comply with all applicable laws, rules, regulations, ordinances and codes, including without limitation, building and fire safety codes. Landlord's approval of the Plans and Specifications shall not be deemed a statement of compliance with such laws, rules, regulations, ordinances and codes;

               (e) storage of Tenant's Contractors' construction materials, tools and equipment shall be confined within the Demised Premises and in other areas designed for such purposes by Landlord. If Landlord assigns space outside the Demised Premises for such purposes, subject to prior notice, reasonable under the circumstances, Tenant shall promptly move, or cause Tenant's Contractors' to move, such construction materials, tools and equipment to such space from time to time and Landlord shall have the right to eliminate or change the location of any such space. In no event shall any materials or debris be stored in the public areas of the Building. Tenant's Contractors shall not run pipes, wires, conduits or the like over or through, and shall not work in, areas outside the Demised Premises except as provided in the Plans and Specifications, or as otherwise directed or permitted by Landlord.

               (f) the work shall be done in compliance with such reasonable rules and regulations as Landlord may make and amend from time to time;

               (g) the work shall be subject to the reasonable supervision and coordination of Landlord;

               (h) Tenant's Contractors shall keep the Demised Premises neat and clean and be responsible for their own trash removal and shall not use the building's trash receptacles; and

               (i) the work shall not disturb or interfere with any pipes, wires, conduits and the like running through the Demised Premises and serving other parts of the Building except as provided in the Plans and Specifications, or otherwise with the prior written approval of Landlord.

          (4) All of the provisions of this Lease relating to or applicable to work in the Demised Premises by or for Tenant, including, without limitation,
Article 7, shall be fully applicable to Tenant's Work performed hereunder. Tenant shall be responsible for any damage to the Demised Premises, the Building or the Project resulting from or in connection with Tenant's Work and all repairs of such damage shall be solely at Tenant's expense. Tenant shall indemnify and hold Landlord harmless from and against any and all claims made by third parties against Landlord, its agents, servants and employees based upon acts or omissions of Tenant or Tenant's Contractors. Tenant shall also indemnify and hold Landlord harmless from any damage to Landlord for faulty or defective work done by Tenant or Tenant's Contractors.

          (5) Tenant's failure to timely and diligently perform any of its obligations under this paragraph D shall constitute a default of Tenant under the Lease and shall entitle Landlord to exercise its rights and remedies hereunder.

          (6) Landlord agrees to reimburse Tenant for up to $204,246 of the costs of Tenant's Work subject to the following terms and conditions. Tenant shall be entitled to submit to Landlord, no more frequently than once each month, a written request for reimbursement accompanied by canceled checks, written invoices and any other documentation reasonably required by Landlord demonstrating reimbursable costs of Tenant's Work which have been incurred and paid by Tenant. Landlord shall pay Tenant the amount of any reimbursable costs for Tenant's Work within 30 days following its receipt of a request therefor from Tenant, up to a maximum amount of reimbursement of $204,246. "Costs" of Tenant's Work, for purposes of this paragraph, shall mean verified, reasonable, out of pocket costs incurred by Tenant for materials, labor, equipment rental, supervision, architectural and engineering fees and expenses, General Contractor fees and overhead, construction manager services, and permits and taxes.

          D. Letter of Credit. Contemporaneous with its execution of this Lease, Tenant shall deliver to Landlord an unconditional, irrevocable letter of credit in the initial amount of $204,246 in the form of Attachment 3 hereto and issued by a financial institution reasonably acceptable to Landlord (the "Letter of Credit"). The Letter of Credit (or one more substitutions therefor or renewals thereof) shall remain in effect throughout the primary term of this Lease, provided that the amount which Landlord shall be entitled to draw under the Letter of Credit shall be reduced on each anniversary of the Commencement Date to the amounts set forth on Attachment 4 attached hereto. The Letter of Credit is given to Landlord as financial assurance for Tenant's timely performance of its obligations of this Lease, and may be drawn upon by Landlord to pay any amounts owed by Tenant to Landlord under the Lease following the occurrence of an Event of Default. The Letter of Credit shall be able to be drawn in the Denver Metropolitan Area. Any draw made by Landlord under the Letter of Credit, or application of Letter of Credit proceeds to amounts owed by Tenant, shall not operate to cure any Event of Default which has occurred under the Lease.

          E. Notification. Landlord agrees to notify Tenant if and when additional space becomes available in the Building; provided, however, Landlord's failure to so notify Tenant shall not constitute a default by Landlord under the Lease or entitle Tenant to exercise any remedy. Any lease for additional space in the Building between Landlord and Tenant shall be on terms mutually acceptable to the parties and negotiated at the time the space becomes available. Nothing contained herein shall obligate Landlord to negotiate with Tenant for or offer additional space in the Building to Tenant, prior to leasing such space to a third party.

          F. Dock. During the term of this Lease, Tenant shall have use of the loading dock attached to the Building without payment of rent therefor. Such use shall be exclusive until such time as Landlord, in its sole discretion, elects to terminate such exclusive right by giving written notice to Tenant. Landlord shall give Tenant at least 90 days' prior written notice of any revocation of Tenant's exclusive right to use the dock. Tenant's right to use the dock shall be subject to Tenant's compliance with the covenants, conditions and restrictions recorded against the Project. During such time as Tenant has exclusive use of the loading dock, Tenant shall be responsible for repairing and maintaining the dock at Tenant's sole cost and expense. At such time, if ever, that Tenant's use of the dock becomes non-exclusive, Landlord shall repair and maintain the dock as part of the Common Area, the expense of which shall constitute an

Operating Cost.

          G. Access. Tenant shall have access to the Demised Premises 24 hours per day, seven days per week, during the term of the Lease.

          H. Biomedical Wastes. Tenant shall comply with all federal, state and local statutes, ordinances, rules and regulations governing the generation, handling, packaging, storage and disposal of biomedical wastes, medical wastes, solid wastes, etiologic agents, infectious agents, laboratory cultures or wastes, biological wastes, pathological wastes, tissue, organ and blood samples, and other similar materials (collectively called "Biomedical Wastes" for purposes of this paragraph H). Prior to commencing operation of its business in the Demised Premises, Tenant shall supply Landlord with a copy of its written disposal procedures for Biomedical Wastes. Tenant shall be prohibited from disposing or releasing any Biomedical Wastes into the air, ground, or water or sewer systems of the Project in violation of any federal, state or local statute, ordinance, rule, regulation or other law. Tenant shall not incinerate Biomedical Wastes at the Demised Premises. Tenant shall be solely responsible for and shall defend, indemnify and hold Landlord, its agents and employees harmless from and against all claims, costs and liabilities, including attorneys' fees and costs, arising out of, or in connection with, Tenant's breach of its obligations contained in this paragraph
H. Tenant will be solely responsible for and will defend, indemnify, and hold Landlord, its agents, and employees harmless from and against any and all claims, costs and liabilities, including attorneys' fees and costs, arising out of, or in connection with, the removal, remediation, and restoration work and materials necessary to remove and properly dispose of any of Tenant's Biomedical Wastes and remediate or restore the Demised Premises and any other property of whatever nature located on the Project to their condition existing prior to the appearance of Tenant's Biomedical Wastes. Tenant's obligations under this paragraph H will survive the expiration or other termination of the Lease.

          Upon termination of this Lease or Tenant's vacating the Demised Premises, whichever event shall first occur, Landlord may, but shall not be required to, obtain an environmental inspection or audit of the Demised Premises from an environmental consulting firm selected by Landlord and reasonably acceptable to Tenant, to verify Tenant's compliance with the environmental provisions of the Lease (including this paragraph H) and to ensure no radioactive materials which exceed background radiation levels for the Boulder, Colorado area or other Hazardous Materials remain at the Demised Premises. Tenant shall reimburse Landlord for the cost of such environmental inspection or audit up to an amount of $1,500. In the event Landlord agrees to a change in the Permitted Uses defined in Section 1.13, Landlord shall be entitled to increase Tenant's reimbursement for the cost of any environmental inspection or audit obtained under this paragraph to an amount which exceeds $1,500.

                                    LANDLORD:

                                    FLATIRONS COTTONWOOD, INC.,
                                    a Delaware corporation

                                    By:  LaSalle Advisors Limited, a Delaware
                                         limited partnership, as Advisor to
                                         Public Employees' Retirement
                                         Association of Colorado, the sole
                                         shareholder of Flatirons Cottonwood,
                                         Inc.


                                         By:  /s/ James P. Creighton
                                              ------------------------
                                         Name: James P. Creighton
                                         Its:  Principal



                                    TENANT:

                                    XENOMETRIX, INC., a Delaware corporation


                                    By:  /s/ Ronald L. Hendrick
                                         -----------------------
                                    Name:  Ronald L. Hendrick
                                    Its: V.P. and C.F.O.

                                  ATTACHMENT 1

                                 TENANT'S WORK


                             [DIAGRAM OF BUILDING]

                                  ATTACHMENT 2

                      LIST OF APPROVED GENERAL CONTRACTORS
                            TO BE PROVIDED BY TENANT


TAYLOR BALL
5775 Flatiron Parkway, Suite 115
Boulder, CO 80301
Tel:  303-440-4220


Quinlan Construction, Inc.
5540 Central Avenue
Boulder, CO 80301
Tel:  303-442-0202


Neenan Archistruction
The Neenan Company
Eighteenth Street Atrium
1621 18th Street, Suite 250
Denver, CO 80202
Tel:  303-291-1815


Provident Construction
2121 South Oneida
Suite 257
Denver, CO 80224
Tel:  303-759-2535

                                  ATTACHMENT 3

                                LETTER OF CREDIT


NORWEST BANK COLORADO, NA
LETTER OF CREDIT DEPARTMENT
1740 BROADWAY
ONE NORWEST CENTER
DENVER, CO 80274-8685
TELEX NUMBER 168118 NBI DVR
SWIFT ADDRESS:  NWNBUS55
PHONE (303) 863-6424, FAX (303) 863-4898

IRREVOCABLE STANDBY LETTER OF CREDIT

OUR REFERENCE NUMBER:  %LCNBR
JULY 01, 1996

     BENEFICIARY:
FLATIRONS COTTONWOOD INC.
C/O TRAMMELL CROW COMPANY
7573 EAST HAMPDEN AVE.
SUITE 650
DENVER, CO 80231-4845

GENTLEMEN;


AT THE REQUEST OF:    NEXSTAR PHARMACEUTICALS, INC.
                      2860 WILDERNESS PLACE
                      BOULDER, CO 80301

AND FOR THE ACCOUNT OF :   SAME

WE HEREBY ISSUE OUR IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER %LCNBR WHICH IS AVAILABLE BY PAYMENT AGAINST BENEFICIARY'S
DRAFT(S) AT SIGHT, DRAWN ON NORWEST BANK COLORADO, NATIONAL ASSOCIATION.

THIS CREDIT IS FOR AN AGGREGATE AMOUNT NOT TO EXCEED A TOTAL OF U.S. DOLLAR 204,246.00 (TWO HUNDRED FOUR THOUSAND TWO HUNDRED FORTY SIX AND NO/100 USDLRS). DRAFTS SUBMITTED MUST BE ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

     1. BENEFICIARY'S SIGNED STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED SIGNER STATING: "THE AMOUNT PRESENTED BY THE DRAFT ACCOMPANYING THIS STATEMENT IS THE AMOUNT OWED TO FLATIRONS COTTONWOOD, INC., A DELAWARE CORPORATION ON ACCOUNT OF AN EVENT OF DEFAULT AS DEFINED IN THE LEASE DATED JULY 1996 BY AND BETWEEN FLATIRONS COTTONWOOD, INC. AS LANDLORD AND XENOMETRIX AS TENANT. THIS DRAW IS PURSUANT TO A LETTER OF CREDIT ESTABLISHED BY NEXSTAR PHARMACEUTICALS, INC."

     2.  THIS ORIGINAL LETTER OF CREDIT FOR ENDORSEMENT.

SPECIAL CONDITIONS:
     PARTIAL DRAWINGS ARE PERMITTED.

     THIS LETTER OF CREDIT IS TRANSFERABLE ONLY BY NORWEST BANK COLORADO, NATIONAL ASSOCIATION UPON RECEIPT OF OUR COMPLETED TRANSFER FORM AND ORIGINAL LETTER OF CREDIT FOR ENDORSEMENT. ADVICE OF COMPLETED TRANSFER WILL BE FORWARDED TO APPROPRIATE PARTIES. ALL CHARGES CONNECTED TO THE TRANSFER ARE FOR THE ACCOUNT OF THE BENEFICIARY. TRANSFER CHARGE .25 PERCENT OF TRANSFERRED AMOUNT, MINIMUM USD 125.00. THIS LETTER OF CREDIT IS TRANSFERABLE IN WHOLE ONLY.

EXPIRES AT OUR COUNTERS AT 3:00 PM DENVER TIME ON JULY 31, 2002.

ALL DRAFTS MUST BE MARKED: DRAWN UNDER NORWEST BANK COLORADO, NATIONAL ASSOCIATION, IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER %LCNBR.

WE HEREBY AGREE TO HONOR EACH DRAFT DRAWN AND IN COMPLIANCE WITH THE TERMS OF THIS CREDIT IF DULY PRESENTED (TOGETHER WITH THE DOCUMENTS AS SPECIFIED) TO NORWEST BANK COLORADO, NA, 1740 BROADWAY, ATTN: LETTER OF CREDIT DEPARTMENT, DENVER, CO 80274-8685 ON OR BEFORE THE EXPIRY DATE.

THIS CREDIT IS ISSUED SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500.

FOR INFORMATION PURPOSES ONLY:
THE DRAWINGS HEREUNDER SHALL NOT, IN THE AGGREGATE EXCEED THE STATED AMOUNT, AND EACH DRAWING SHALL REDUCE THE AMOUNT AVAILABLE UNDER THIS LETTER OF CREDIT.

NORWEST BANK COLORADO, NATIONAL ASSOCIATION
BY:


- ----------------------------  -----------------------------
(AUTHORIZED SIGNATURE)        (AUTHORIZED SIGNATURE)

**********************************************************************
THIS EXAMPLE IS BEING PROVIDED AS AN ACCOMMODATION UPON REQUEST AND IS DELIVERED WITHOUT REPRESENTATION OR WARRANTY.
(LETTER 207       --06/25/96)

THIS EXAMPLE IS APPROVED BY:
AUTHORIZED SIGNER(S) FOR:


                                        DATE:
- ----------------------------------------     -----------------------

                                        DATE:
- ----------------------------------------     -----------------------

                                ATTACHMENT 4


                       Date           Letter of Credit Amount
                       ----          -----------------------

                   July 1, 1996             $204,246.00
                   July 1, 1997             $171,125.03
                   July 1, 1998             $138,004.06
                   July 1, 1999             $104,883.09
                   July 1, 2000             $ 71,762.12
                   July 1, 2001             $ 38,641.23
                   July 1, 2002             $  5,520.27